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                                                                     Exhibit 2.9

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                            ASSET PURCHASE AGREEMENT

                               Dated March 8, 1999

                                      among

                        Sage Networks Acquisition Corp.,
                             a Delaware corporation,

                                       and

                              Sage Networks, Inc.,
                             a Delaware corporation,

                                       and

                                Interliant, Inc.,
                              a Texas corporation,

                                       and

             Each of the Shareholders listed on Attachment B hereto

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS......................................................    1

ARTICLE II PURCHASE AND SALE OF ASSETS; REPAYMENT OF WOLF NOTES............    1

  SECTION 2.01 PURCHASE OF ASSETS .........................................    1
  SECTION 2.02 ASSUMPTION OF LIABILITIES ..................................    2
  SECTION 2.03 WOLF NOTES .................................................    2

ARTICLE III PURCHASE PRICE.................................................    2

  SECTION 3.01 PURCHASE PRICE .............................................    2

ARTICLE IV CLOSING.........................................................    3

  SECTION 4.01 THE CLOSING DATE ...........................................    3
  SECTION 4.02 CERTIFICATES, INSTRUMENTS OF TRANSFER, ETC .................    3

ARTICLE V REPRESENTATIONS AND WARRANTIES...................................    4

  SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF SELLER ...................    4
  SECTION 5.02 REPRESENTATIONS AND WARRANTIES OF BUYER AND SAGE ...........   15
  SECTION 5.03 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS .............   20

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SAGE AND
SELLER AND SHAREHOLDERS.......................................................21

  SECTION 6.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SAGE ......   21
  SECTION 6.02 CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDERS .......   24

ARTICLE VII DOCUMENTS TO BE DELIVERED ON CLOSING DATE......................   26

  SECTION 7.01 DOCUMENTS TO BE DELIVERED BY SHAREHOLDERS AND
               SELLER ON CLOSING DATE .....................................   26
  SECTION 7.02 DOCUMENTS TO BE DELIVERED BY BUYER ON CLOSING DATE .........   27

ARTICLE VIII FURTHER COVENANTS AND AGREEMENTS  OF SELLER, SHAREHOLDERS,
BUYER AND SAGE.............................................................   27

  SECTION 8.01 FURTHER COVENANTS AND AGREEMENTS OF SHAREHOLDERS
               AND SELLER .................................................   27
  SECTION 8.02 CONSENTS TO ASSIGNMENTS; PERMITS ...........................   31
  SECTION 8.03 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC ...............   32
  SECTION 8.04 INSPECTION OF RECORDS ......................................   35
  SECTION 8.05 EMPLOYEE MATTERS ...........................................   35
  SECTION 8.06 RELEASE OF GUARANTIES ......................................   35
  SECTION 8.07 TAX REPORTING ..............................................   36
  SECTION 8.08 SAGE OPTIONS ...............................................   36
  SECTION 8.09 ESCROW DEPOSIT .............................................   37

ARTICLE IX MISCELLANEOUS...................................................   38

  SECTION 9.01 EXPENSES ...................................................   38
  SECTION 9.02 TERMINATION ................................................   38
  SECTION 9.03 BENEFIT; ASSIGNMENT ........................................   38
  SECTION 9.04 GOVERNING LAW; JURISDICTION ................................   38
  SECTION 9.05 BREACH; FAILURE OF CONDITION ...............................   39
  SECTION 9.06 NOTICES, ETC ...............................................   39
  SECTION 9.07 HEADINGS ...................................................   40
  SECTION 9.08 COUNTERPARTS ...............................................   40
  SECTION 9.09 ENTIRE AGREEMENT ...........................................   40
  SECTION 9.10 WAIVER; AMENDMENT; MODIFICATION ............................   40
  SECTION 9.11 SEVERABILITY ...............................................   41

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                                      * * *

                                   ATTACHMENTS

Attachment A             Definitions
Attachment B             List of Signing Shareholders

                                      * * *

                                    EXHIBITS

Exhibit A-1              Assignment Agreement
Exhibit A-2              Form of Employment Agreement
Exhibit A-3              Form of Shareholders Agreement
Exhibit A-4              Form of Promissory Note of Sage
Exhibit A-5              Form of Incentive Stock Option Award Agreement
                         Form of Nonqualified Stock Option Award Agreement

                                      * * *

                               DISCLOSURE EXHIBITS

Exhibit 5.01(a)          Subsidiaries of Seller
Exhibit 5.01(d)(i)       Assigned Agreements
Exhibit 5.01(d)(iii)     Encumbrances on Business Property
Exhibit 5.01(d)(iv)      Purchased Assets (Site Operations and Receivables,
                         Fixed Assets and Other Property)
Exhibit 5.01(e)          Absence of Litigation against Seller
Exhibit 5.01(f)          Absence of Conflicts
Exhibit 5.01(g)          Other Agreements to Sell Assets or Stock
Exhibit 5.01(i)          Seller's Financial Statements
Exhibit 5.01(j)          Absence of Undisclosed Liabilities and Obligations
Exhibit 5.01(k)          Tax Matters
Exhibit 5.01(m)(i)       Employee Benefit Information (Plans, Agreements and
                         Liabilities)
Exhibit 5.01(m)(iii)     Employee Benefits Information (Absence of Trigger or
                         Acceleration of Obligations)
Exhibit 5.01(m)(iv)      Overdue 401(k) Contributions
Exhibit 5.01(m)(v)       Absence of Compliance with Laws
Exhibit 5.01(n)          Labor Disagreements
Exhibit 5.01(p)          Insurance Policies
Exhibit 5.01(q)(i)       Intangible Assets and Absence of Encumbrances or
                         Conflicts Regarding Intellectual Property
Exhibit 5.01(q)(ii)      Customer Data
Exhibit 5.01(q)(iii)     Seller's Confidentiality Agreements

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Exhibit 5.01(r)          Compensation and Status of Employees
Exhibit 5.01(s)          Compliance with Laws
Exhibit 5.01(t)          Transactions with Certain Persons
Exhibit 5.01(u)          Absence of Customer Terminations
Exhibit 5.01(v)          Absence of Certain Changes or Events since December 31,
                         1998
Exhibit 5.02(g)          Absence of Sage Litigation
Exhibit 5.02(h)          Sage Compliance with Laws
Exhibit 5.02(n)          Absence of Sage Changes or Events since December 31,
                         1998
Exhibit 5.02(p)          Absence of Sage Undisclosed Liabilities
Exhibit 5.03(b)          Shareholder Approvals
Exhibit 5.03(c)          Absence of Shareholder Conflicts
Exhibit 5.03(f)          Shareholder Affiliated Transactions
Exhibit 6.01(j)          Persons to be party to Employment Agreements
Exhibit 8.05             Employee Matters
Exhibit 8.08             List of Holders of Seller Options
Exhibit Def-1            Excluded Assets

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                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT, dated March 8, 1999 (this "Agreement") is by and among Sage Networks Acquisition Corp., a Delaware corporation ("Buyer"), Sage Networks, Inc., a Delaware corporation ("Sage"), Interliant, Inc., a Texas corporation ("Seller"), and each of the shareholders of the Seller listed on Attachment B hereto ("Shareholders").

            WHEREAS, Seller desires to sell and Buyer desires to purchase the Business as a going concern from Seller, certain properties, rights and assets of Seller as described herein, for the consideration provided herein; and

            WHEREAS, Buyer is a wholly owned subsidiary of Sage; and

            WHEREAS, Shareholders are the holders of all of the issued and outstanding shares of capital stock of Seller;

            NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and promises hereinafter contained, Seller, Shareholders, Buyer and Sage hereby represent, warrant and agree as follows:

                                    ARTICLE I

                                   Definitions

            For the purposes hereof, capitalized terms used herein shall have the respective meanings assigned to them in Attachment A or elsewhere herein. References in this Agreement to Sections, subsections, paragraphs, clauses, Attachments and Exhibits are to Sections, subsections, paragraphs, clauses, Attachments and Exhibits in or to this Agreement unless otherwise indicated.

                                   ARTICLE II

              Purchase and Sale of Assets; Repayment of Wolf Notes

            Section 2.01 Purchase of Assets. In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions hereof, on the Closing Date, Seller will (i) assign to Buyer (in the case of the Leases, by instruments of transfer suitable for recording) all of Seller's right, title and interest under the Assigned Agreements and (ii) sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase from Seller, each of the other Purchased Assets by deeds, bills of sale or other appropriate instruments of transfer and in the case of the Intellectual Properties, by instruments of assignment suitable for recording at the U.S. Patent and Trademark Office where applicable.

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            Section 2.02 Assumption of Liabilities.

            (a) In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions hereof, on the Closing Date, Buyer shall assume the Assumed Liabilities and Sage shall assume the Wolf Notes in an aggregate principal amount not to exceed $15,900,000 (Fifteen Million Nine Hundred Thousand Dollars) and interest accrued and unpaid thereon from and after the Closing Date which assumption by Sage shall be effective from and after the Closing Date.

            (b) On and after the Closing Date, the Seller shall be and remain liable for all liabilities of the Seller except the Assumed Liabilities and the liabilities under the Wolf Notes assumed by Sage pursuant to Section 2.02(a).

            Section 2.03 Wolf Notes. On the Closing Date, Sage shall repay in full the Wolf Note that is payable to Erving Wolf in the principal amount of $7,900,000 (Seven Million Nine Hundred Thousand Dollars) which repayment shall not exceed $7,900,000 (Seven Million Nine Hundred Thousand Dollars) by wire transfer of immediately available funds to such account as may be designated in writing by Erving Wolf prior to the Closing Date. On the Closing Date, Sage shall deliver its promissory note (the "Sage Note") to Mathew Wolf in the form attached as Exhibit A-4 in exchange for the promissory note of Seller payable to Mathew Wolf assumed under Section 2.02.

                                   ARTICLE III

                                 Purchase Price

            Section 3.01 Purchase Price.

            (a) The purchase price to be paid by Buyer for the Purchased Assets shall consist of, the assumption of the obligations of Seller under the Assigned Agreements, the assumption of the Assumed Liabilities, cash in the aggregate amount of $100,000 (the "Cash Consideration") which shall be paid by wire transfer of immediately available funds to the Seller on the Closing Date and the delivery of the Agreement to Deliver Shares (the "Purchase Price"). All references to number of shares in this Section 3.01 shall be appropriately adjusted if between the date hereof and the date for determining the number of additional shares to be delivered, the outstanding shares of Sage Common Stock are reclassified into a greater or lesser number of shares by way of stock dividend, stock split, reverse stock split or other reclassification.

            (b) Adjustment to Purchase Price.

                  (i) If the Fair Market Value of the aggregate issued and outstanding shares of the Common Stock determined on the date of the occurrence of a Liquidity Event (excluding the shares of Common Stock issued by Sage in connection with the Liquidity Event, if any) is less than $300,000,000 and Sage consummates the Liquidity Event, Sage shall deliver to the holders of rights under the Agreement to Deliver Shares other than Broadview Holding LLP (the "Distributees"), in the


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percentages set forth in Schedule I of the Agreement of Deliver Shares under the heading "Section 4 Percentage", additional shares of Common Stock such that the aggregate value of the Common Stock delivered or deliverable to the Distributees pursuant to this Agreement and the Agreement to Deliver Shares (excluding for this purpose, Unconverted Option Shares) is equal to $34,976,222 (determined at the Fair Market Value of the shares of Common Stock determined on the date of the Liquidity Event) but in no event shall more than 6,236,455 shares of Common Stock in the aggregate be delivered or deliverable to all Distributees pursuant to this Agreement and the Agreement to Deliver Shares (excluding, for this purpose, Unconverted Option Shares).

                  (ii) If a Liquidity Event does not occur on or before the first anniversary of the date of this Agreement, Sage shall deliver to the Distributees, in the percentages set forth in Schedule I of the Agreement of Deliver Shares under the heading "Section 4 Percentage", additional shares of Common Stock such that the aggregate number of shares of Common Stock delivered or deliverable to the Distributees is equal to 6,236,455 shares of Common Stock in the aggregate delivered or deliverable to all Distributees pursuant to this Agreement and the Agreement to Deliver Shares(excluding, for this purpose, Unconverted Option Shares).

                  (iii) Any additional shares of Common Stock to be delivered in accordance with (x) Section 3.01(b)(i) shall be delivered in a timely fashion to permit each Distributee to participate in such Liquidity Event but in any event within 20 days following the occurrence of the Liquidity Event and (y) Section 3.01(b)(ii) shall be delivered on the first business day after the first anniversary of the date of this Agreement.

                                   ARTICLE IV

                                     Closing

            Section 4.01 The Closing Date. The closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019, at 10:00 a.m. New York time, on the fifth business day following the date on which the applicable requirements of the HSR Act shall have been met, or such other time, date or place as Seller, Shareholders and Buyer may mutually agree (the "Closing Date").

            Section 4.02 Certificates, Instruments of Transfer, Etc.

            (a) Seller agrees that the sale and transfer of the Purchased Assets shall be made by the Assignment Agreement, deeds, bills of sale and other instruments of transfer reasonably acceptable to Buyer, including, without limitation, to the extent applicable in the case of the Intellectual Properties, instruments of assignment in suitable form for recording with the U.S. Patent and Trademark Office. Seller and Buyer agree to use reasonable efforts to minimize any sales, use, transfer and similar transaction Taxes


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and other transaction costs, provided that such efforts shall not expose Seller, any Shareholder or Buyer to any additional cost or risk. Such Taxes, if any, shall be paid as and when due by Seller.

            (b) From and after the Closing Date, Buyer shall have the right and the authority to collect for its own account all Receivables which shall be transferred to Buyer as provided herein and to endorse with the name of Seller any checks received on account of such Receivables. From and after the Closing Date, Seller will, promptly following receipt thereof, transfer and deliver to Buyer any cash or other property that it may receive in respect of such Receivables and until so transferred and delivered the same shall be deemed to be held in trust for Buyer. From and after the Closing Date, Buyer shall also have the right to compromise, settle and obtain the release of all claims and liabilities related to the Assigned Agreements and to open all mail and packages and receive all communications and deliveries addressed to Seller at the Sites.

            (c) Buyer agrees to assume the Assumed Liabilities by the execution and delivery to it of the Assignment Agreement.

            (d) Seller and Shareholders hereby agree that, from time to time at Buyer's request and without further consideration, Seller and Shareholders will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and any such further acts, conveyances, transfers, assignments, powers of attorney, instruments and assurances as may be reasonably required to more effectively grant, convey, assign, transfer and set over to and vest Buyer any and all of the Purchased Assets.

            (e) Buyer hereby covenants and agrees that, from time to time at Seller's or Shareholders' request and without further consideration, Buyer will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and any such further acts, conveyances, transfers, assignments, powers of attorney, instruments and assurances as may be reasonably required to more effectively confirm to Seller and Shareholders the assumption by Buyer of the Assumed Liabilities.

                                    ARTICLE V

                         Representations and Warranties

            Section 5.01 Representations and Warranties of Seller. Seller, represents and warrants to Buyer and Sage that:

            (a) Seller's Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power to carry on its business as it is now being conducted, and except for the Certificate of Registration of Interliant Inc as a branch for the purposes of English Company Law which has been obtained by the Seller, the Seller is not qualified to do business as a foreign corporation in any jurisdiction. Except as set forth in Exhibit 5.01(a), Seller has no subsidiaries.


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            (b) Reserved.

            (c) Corporate Authorization. The execution, delivery and performance by the Seller of the Transaction Documents to which Seller is a party, the Wolf Notes and the bills of sale, assignments and other instruments of transfer referred to in this Agreement to which Seller is a party, have been authorized and approved by all requisite corporate action on the part of Seller, and Seller has the power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, no other corporate or shareholder approval or authorization is required on the part of Seller, any trustee, any lender to the Seller or any other person by law or otherwise (except as have been obtained) in order to make the Transaction Documents to which it is a party, the Wolf Notes and the bills of sale, assignments and other instruments of transfer referred to in this Agreement the valid, binding and enforceable obligations of Seller (subject to the receipt of required consents to assignment of the Assigned Agreements and the requirements of the HSR Act) except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

            (d) Purchased Assets; Business.

                  (i) Exhibit 5.01(d)(i) is a substantially accurate and complete list of the Assigned Agreements, setting forth the name and date of, and parties to, each such agreement, and indicating whether any consent is required for the assignment of such agreement by Seller to Buyer, as contemplated by this Agreement. All material Assigned Agreements (in terms of both revenues and liabilities) are included in Exhibit 5.01(d)(i). True and complete copies of the Assigned Agreements have been furnished or made available to Buyer. The Seller has no material oral business agreements. Except as set forth on Exhibit 5.01(d)(i), Seller is not in default (and no event or circumstance exists which, with notice or lapse of time or both, would constitute a default by Seller) in any material respect under any of the Assigned Agreements and, to the Knowledge of Seller, no other party to the Assigned Agreements is in default under such agreements. Each Assigned Agreement is in full force and effect. Except for Employment Contracts and any consents, waivers, or approvals required by the terms of the Assigned Agreements, Seller has the right to assign the Assigned Agreements, and Seller has not otherwise assigned, pledged or encumbered its interest in the Assigned Agreements except as set forth in Exhibit 5.01(d)(i). Many Assigned Agreements contain maintenance or warranty obligations on the part of Seller that under the terms of the Assigned Agreement are limited to the revenues received by Seller under such Assigned Agreement. In general, the Assigned Agreements exclude liability for consequential damages.

                  (ii) Seller does not own any real property. Seller's leasehold interest in each Site is a valid and subsisting leasehold interest in such Site pursuant to the Lease applicable thereto, and such Lease affords the tenant thereunder the legal right to occupy such Site as of the Closing Date in accordance with the terms thereof. Each Lease is valid and enforceable by Seller except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors'


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rights in general or by general principles of equity. Seller has performed, in all material respects, all the obligations required to be performed by it under each Lease and possesses and quietly enjoys the premises under each Lease. Seller has not received notice of any pending or threatened condemnation proceedings relating to all or any portion of the property or premises that are the subject of any Lease and, to Seller's Knowledge, there are no such pending or threatened proceedings.

                  (iii) Seller has good and marketable title to the Customer Data and Fixed Assets owned by it and to the Receivables, Fixed Assets and Cash, in each case, free and clear of all Encumbrances except those listed on Exhibit 5.01(d)(iii). The Receivables arose in the ordinary course of business of Seller and constitute valid claims against the account debtors with respect thereto. The Fixed Assets are in good and working condition, reasonable wear and tear and obsolescence excepted.

                  (iv) Exhibit 5.01(d)(iv) sets forth the nature of the operations at each Site and lists the Receivables as of February 28, 1999, Fixed Assets as of February 28, 1999 and Other Property as of February 28, 1999. All such property is located at the Sites or is in the possession of Employees of the Seller.

                  (v) The Purchased Assets include all of the assets of Seller used by Seller to conduct the Business as of the Closing Date consistent with past practice (subject to Section 8.02 and other than the Excluded Assets).

            (e) Litigation. Except as set forth in Exhibit 5.01(e), there is no litigation, action, suit, tax audit, proceeding or to the Knowledge of the Seller, investigation pending or, to Seller's Knowledge, threatened with respect to the Business, any of the Purchased Assets or any of the transactions contemplated hereby before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any other entity, which, if adversely determined, could reasonably be expected to have a material adverse effect upon the Purchased Assets taken as a whole or the conduct by Buyer after the Closing Date of a business at the Sites substantially similar to the Business. Seller is not in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if not cured, could reasonably be expected to have a material adverse effect upon the Purchased Assets taken as a whole or the conduct by Buyer after the Closing Date of a business at the Sites substantially similar to the Business.

            (f) No Conflict. Except as set forth in Exhibit 5.01(f), the execution by Seller of the Transaction Documents to which it is a party, the Wolf Notes and the bills of sale, assignments and other instruments of transfer referred to in this Agreement, in each case, to which it is or will be a party, compliance by Seller with the provisions of this Agreement and the other such agreements to which Seller will be a party and the consummation by Seller of the transactions contemplated hereby or thereby (i) will not violate in any material respect any provision of applicable law to which Seller is subject, (ii) subject to required consents to assignment of Assigned Agreements will not conflict with any provision of the Articles of Incorporation or Bylaws of Seller or conflict with or


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constitute a default (or with notice or lapse of time or both, constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on Seller, which conflict, default, termination or acceleration would prevent, delay or impair Seller's ability to consummate the transactions contemplated by this Agreement or have a material adverse effect on Buyer, Sage or the Business, (iii) will not result in the creation of any Encumbrance upon any of the Purchased Assets, (iv) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, except for any filings under state laws required in connection with the conveyance of the Receivables or filings required by the HSR Act, and (v) do not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to Seller, to any of the Purchased Assets or to the Business of Seller, violation of which would prevent, delay or impair Seller's ability to consummate the transactions contemplated by this Agreement or have a material adverse effect upon Buyer or Sage or the conduct by Buyer or Sage after the Closing Date of a business substantially similar to the Business.

            (g) No Other Agreements to Sell Assets or Business. Except as set forth in Exhibit 5.01(g), Seller does not have any legal obligation, absolute or contingent, to any other person or firm to sell the assets of Seller (other than sales in the ordinary course of business), to issue or sell any capital stock or any security convertible into or exchangeable for capital stock of Seller or to effect any merger, consolidation or other reorganization of Seller or to enter into any agreement with respect thereto.

            (h) Articles of Incorporation and Bylaws. Seller has delivered to Buyer copies of Seller's Articles of Incorporation and Bylaws, which copies are complete and correct as of the date hereof.

            (i) Financial Statements. Attached hereto as Exhibit 5.01(i) are true and complete copies of statements of assets, liabilities and stockholders' equity of Seller as at December 31, 1997 and 1998 and related statements of revenue and expenses and retained earnings and cash flow of Seller for each of the fiscal years then ended and for 1996, all of which statements have been audited by Ernst & Young and unaudited monthly financial statements of Seller for the month ending January 31, 1999, each of which annual and monthly statements has been prepared in accordance with GAAP applied on a consistent basis (in the case of the monthly financial statements, subject to year end adjustments and not including footnotes which may be required by GAAP) and presents fairly the financial position of Seller and the results of the operations of Seller as of its date and for the fiscal year or period of Seller to which such statement pertains. Seller has reserved $125,000 for claims, liabilities and obligations of Seller under its Employee Benefit Plans.

            (j) Absence of Undisclosed Liabilities and Obligations. Except as disclosed in Seller's December 31, 1998 audited financial statements (including the notes thereto), set forth in Exhibit 5.01(j) or incurred in the ordinary course of business since December 31, 1998, Seller does not have any liabilities or obligations (whether accrued, absolute, contingent or otherwise) which in the aggregate are material and of a nature


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required to be reflected in a balance sheet of Seller prepared in accordance with GAAP or disclosed in the notes thereto, including, without limitation, any Taxes due or to become due.

            (k) Tax Matters. Except as set forth in Exhibit 5.01(k), Seller has:
(i) timely filed and to Seller's Knowledge has correctly prepared all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to Seller in respect of any Taxes except for any Return the failure to timely file would not have a material adverse effect on the Business; (ii) timely paid all Taxes that are due and payable by Seller; (iii) established on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable; and (iv) complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has timely and to Seller's Knowledge properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws. There are no liens for Taxes upon the Purchased Assets except liens for Taxes not yet due, if any. Seller is not a party to any agreement providing for the allocation, sharing or indemnification of Taxes.

            (l) No Brokers. The Seller has not made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contemplated hereby which will result in the obligation of Buyer or Sage to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The Shareholders are solely responsible for payment of all fees payable to Broadview Holdings LLP, which is the only broker, leasing agent, finder or similar person or entity engaged by Seller in connection with the transactions contemplated by this Agreement.

            (m) Employee Benefit Information.

                  (i) Except as set forth on Exhibit 5.01(m)(i), Seller does not maintain, is not required to contribute to and has no liabilities with respect to any Employee Benefit Plan and no Company Personnel or dependent thereof is entitled to any benefits except as provided for by the provisions of such Plans. Except as set forth in Exhibit 5.01(m)(i), Seller is not a party to any Employment Contract pertaining to the Business. Each such Employment Contract constitutes an Assigned Agreement to the extent that such Employment Contract may be assigned in accordance with applicable law.

                  (ii) Seller has provided or made available to Buyer (x) copies of all Employee Benefit Plans or in the case of an unwritten plan, a written description thereof, (y) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Benefit Plans and (z) copies of all summary plan descriptions (whether or not required to be furnished under ERISA) and all material written employee communications relating to such Employee Benefit Plans and distributed to Company Personnel, in each case under this subsection (z), existing or in effect during or within the past three years.

                  (iii) Except as disclosed on Exhibit 5.01(m)(iii), the transactions contemplated by this Agreement (either alone or together with any other transaction undertaken by Seller) will not (w) entitle any Company Personnel to severance pay or other similar payments under any Employee Benefit Plan, (x) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Benefit Plan or compensation to any Company Personnel, (y) result in any payments (including parachute payments) under any Employee Benefit Plan becoming due to any Company Personnel, or (z) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Benefit Plan.

                  (iv) The Wolf Companies 401(k) Plan (the "401(k) Plan") is qualified under Sections 401(a) and 401(k) of the Code and the related trust is exempt from tax under Section 501(a) of the Code. A favorable determination letter with respect to the 401(k) Plan has been received from the Internal Revenue Service stating that such plan is so qualified and to Seller's Knowledge nothing has occurred since the date of such letter to cause the letter to be no longer valid or effective. Except as set forth on Exhibit 5.01 (m)(iv), all contributions due with respect to the periods ending on or before the Closing Date to the 401(k) Plan have been timely made, and a pro rata portion of the contributions (including matching contributions) for the plan year in which the Closing Date occurs have been or will have been made on or before the Closing Date.

                  (v) Except as set forth on Exhibit 5.01 (m)(v), Seller has, in the conduct of the affairs of the Business, complied in all material respects with all applicable laws, rules, and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of social security and similar taxes.

                  (vi) Seller has not, and prior to the Closing Date will not have, suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN") and Seller will provide Buyer, upon request, with such information as shall be necessary for Buyer to determine its potential WARN liability.

                  (vii) No Purchased Asset which is to be acquired, directly or indirectly, by Buyer pursuant to this Agreement is subject to any Encumbrance (including a pledge of such assets as security to satisfy an obligation) under
Section 401(a)(29) of the Code, Section 412(n) of the Code, Section 302(f) of ERISA or Section 4068 of ERISA.

            (n) Labor Disagreements. Except as set forth on Exhibit 5.01(n), in connection with the operation of the Business, (i) Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) Seller has not been notified of any unfair labor practice charge or complaint against Seller pending and, to the Knowledge of Seller, no such charge or complaint is threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal; (iii) Seller has not been notified of any charge or claim filed at or with the Equal Employment Opportunity Commission, any state agency having similar jurisdiction or any court or tribunal, actually pending and, to the Knowledge of Seller, no such charge or claim is threatened against Seller in connection with the operation of the Business; (iv) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting Seller and, to the Knowledge of Seller, none is or has been threatened; (v) Seller has not been notified of any grievance which might have a material adverse effect on the conduct of the operations of the Business; and (vi) Seller has no collective bargaining agreements with respect to any Company Personnel.

            (o) Environmental Compliance.

                  (i) Seller has not been notified that Seller is, and Seller does not have Knowledge that Seller is, in violation, or alleged to be in violation, of any Environmental Laws which would have a material adverse effect on the Business.

                  (ii) Seller has not received a written notice, complaint, order, directive, claim or citation from any third party, including, without limitation, any federal, state or local governmental authority, (A) that any Hazardous Materials which Seller has generated, stored, transported or disposed of has been released at any site at which a federal, state or local agency has conducted or has ordered that any person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or has named Seller as a potentially responsible party; or (B) that Seller is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

                  (iii) (A) While occupied by the Seller, no portion of the leasehold property occupied by Seller under a Lease has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the leasehold property occupied by Seller under a Lease; (B) in the course of any activities conducted by Seller, no Hazardous Materials have been generated or are being used on any of the leasehold properties occupied by Seller under a Lease except in accordance with applicable Environmental Laws; (C) there have been no releases (i.e., any past or present releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials by Seller on, upon or into any leasehold property occupied by the Seller or any of its affiliates under a Lease, which releases would have a material adverse effect on the value of any of such property or the environment; and (D) in addition, any Hazardous Materials that have been generated or stored on any of the leasehold property occupied by Seller or any of its affiliates have been transported off site at the direction of Seller only by carriers having proper authorization therefor and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws.

                  (iv) Neither Seller nor any of its affiliates have performed any environmentally related audits, studies, reports, analyses (including soil and groundwater analyses) with respect to any of the Sites.

                  (v) To the Knowledge of the Seller, there is not now nor has there been (during the period of Seller's occupancy) located at any of the leasehold property occupied by Seller under a Lease asbestos containing material or equipment containing polychlorinated biphenyls.

                  (vi) The Seller has no federal, state, and municipal permits, licenses, certificates and approvals and to Seller's Knowledge no such permits, licenses, certificates and approval are required in connection with the Seller's business ("Environmental Permits"). The Seller has not been notified by any relevant governmental authority that any Environmental Permits are required by it or that the Seller is a potentially responsible party under any Environmental Laws.

            (p) Insurance. Seller maintains and has in full force and effect the insurance policies covering the Purchased Assets and the Business that are described in Exhibit 5.01(p). Copies of the insurance policies covering the Purchased Assets and the Business of Seller have been provided to Buyer.

            (q) Intangible Assets; Confidentiality Agreements.

                  (i) The Intellectual Properties listed on Exhibit 5.01(q)(i) are substantially all those used or being developed for use in the Business. All material Intellectual Properties are included on Exhibit 5.01(q)(i). Other than as disclosed in Exhibit 5.01(q)(i), Seller owns good title to or holds a valid license, to use all Intellectual Properties listed on Exhibit 5.01(q)(i) hereto free and clear of any Encumbrance. Except as set forth on Exhibit 5.01(q)(i), Seller has not sent or otherwise communicated to any other person any notice, charge, claim or assertion of, nor has any Knowledge of, any present, impending or threatened infringement by such other person of any Intellectual Properties. Except as set forth on Exhibit 5.01(q)(i), the Seller has taken, and will take up to the Closing Date, reasonable actions to protect its rights in the Intellectual Properties owned by it. To Seller's Knowledge, the Seller's rights in the Intellectual Properties are valid and enforceable in the United States of America except as enforcement thereof may be limited by bankruptcy insolvency or other similar laws affecting the enforcement of creditors rights in general or by general principals of equity. Except as disclosed on Exhibit 5.01(q)(i), the Seller has received no written demand, claim, notice or inquiry from any person in respect of the Intellectual Properties which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Seller in, the Intellectual Properties. Except as disclosed on Exhibit 5.01(q)(i), to the Knowledge of Seller, the Seller is not in violation or infringement of, and has not violated or infringed, any intellectual property rights of any other person. Except as disclosed on Exhibit 5.01(q)(i), to the Knowledge of the Seller, no third party is infringing on the rights of the Seller in and to the Intellectual Properties. Except on commercially reasonable terms to the Business as a whole, the Seller has not granted any license with respect to the Intellectual Properties to any person. Included in Exhibit 5.01(q)(i) is a true and complete list of all software licensed by the Seller (other than shrink-wrap, off the shelf software or software that is immaterial to the Business as a whole) and used in operating and maintaining the Business (collectively, the "Licensed Software"). Except as disclosed on Exhibit 5.01(q)(i), the Seller has valid, royalty free or fully-paid licenses for all of the Licensed Software.

                  (ii) Set forth on Exhibit 5.01(q)(ii) is a true and complete list of the Seller's Customers (as hereinafter defined) as of February 28, 1999 which includes, in the case of each customer, the name of the customer and its billing address. All files regarding each customer in the Customer Data have been made available to the Buyer. All customers of the Seller, including, without limitation, those customers included in the Customer Data shall be referred to herein as the "Customers".

                  (iii) Exhibit 5.01(q)(iii) contains a substantially accurate and complete list of all confidentiality agreements to which Seller is a party as of the date of this Agreement. All confidentiality agreements with Customers to which Seller is a party are included in Exhibit 5.01(q)(iii).

            (r) Employees. Exhibit 5.01(r) sets forth the name, location, title, date of employment, current salaries, bonuses and commission arrangements (and including any changes in salaries or bonuses since December 31, 1998) of each Employee as of March 5, 1999. Except as described on Exhibit 5.01(r), no Employee is a party to a confidentiality agreement with Seller. Except as set forth on Exhibit 5.01(r), no Employee of Seller has provided notice to Seller of his or her intention to terminate his or her employment relationship with Seller and to Seller's Knowledge no Employee has any intention to terminate his or her employment, other than Employees the departure of which, individually or in the aggregate, will not adversely affect the Business.

            (s) Compliance with Laws. Except as set forth on Exhibit 5.01(s), Seller has complied in all respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing relating to the Business to which it is subject, except where possible violations of such would not have a material adverse effect on the Business. Seller has not received any notice from any governmental authority to the effect that, or otherwise been advised by any governmental authority that, Seller is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and Seller has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, cause a material loss to Seller or otherwise have a material adverse effect on the Business. To Seller's Knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions which, if adopted, would materially adversely affect the Business other than those which affect the applications hosting business generally.

            (t) Transactions with Certain Persons. Except as set forth on
Exhibit 5.01(t) or which does not exceed in the aggregate $50,000, no shareholder, officer, director or employee of Seller or member of such persons' immediate family is presently a party to any transaction with Seller relating to the Business which would constitute an Assigned Agreement, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services or expense reimbursements as officers, directors or employees) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

            (u) Clients; Relationship with Accounts. Except as set forth on
Exhibit 5.01(u), no client, Customer or supplier of Seller has provided notice to Seller since December 31, 1998 of its intention to terminate its relationship with Seller or to substantially reduce the amount of business it provides to Seller. Seller has no Knowledge of any intention of any client, Customer or supplier to do so.

            (v) Absence of Certain Changes or Events. Except as disclosed in
Exhibit 5.01(v) hereto, since December 31, 1998, there has not been any:

                  (i) change in the financial condition, assets, liabilities, earnings or business of Seller, except for changes which have been in the ordinary course of business and which have not, individually or in the aggregate, been materially adverse to Seller;

                  (ii) change in the number of shares of capital stock of Seller issued and outstanding or any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of Seller's capital stock;

                  (iii) (A) increase in the compensation payable or to become payable by Seller to any of the Company Personnel, (B) any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of Company Personnel, or (C) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement (whether or not subject to ERISA) made or agreed to by Seller except pursuant to the existing plans and arrangements described in Exhibit 5.01(m) hereto;

                  (iv) significant labor trouble, or any material controversies or material unsettled grievances threatened between Seller and any Company Personnel or a collective bargaining organization representing or seeking to represent Company Personnel;

                  (v) addition to or modification or amendment of the Employee Benefit Plans other than (A) contributions made for the fiscal year ended December 31,

1998 in accordance with the normal practices of Seller or (B) the extension of coverage to other Company Personnel who became eligible after December 31, 1998;

                  (vi) mortgage, pledge or subjection to any Encumbrance of any of Seller's assets, except the lien of Taxes not yet due and payable and purchase money security interests in the normal course of business;

                  (vii) sale, assignment or transfer of any assets of Seller that are material, singly or in the aggregate, to Seller other than in the ordinary course;

                  (viii) waiver of any rights of substantial value to Seller whether or not in the ordinary course of business;

                  (ix) cancellation or termination by Seller of any contract, agreement or other instrument material to the Business to which Seller is or was a party;

                  (x) capital expenditure or the execution of any lease providing for annual payments with respect to any aspect of the business of Seller or any incurring of liability therefor individually in excess of $10,000 or in the aggregate in excess of $25,000;

                  (xi) except as evidenced by the Wolf Notes, borrowing of money (other than in the ordinary course of business) by Seller or guaranteeing of any indebtedness of others;

                  (xii) lending of any money or otherwise pledging the credit of Seller;

                  (xiii) failure to conduct the operations of the Business in the ordinary course;

                  (xiv) change in the method of accounting or accounting practice of Seller;

                  (xv) loss of services of any Company Personnel that is or are material, individually or in the aggregate, to the conduct of the business of Seller;

                  (xvi) agreement by Seller to do any of the foregoing.

            (w) Vehicles. There are no vehicles owned or leased by Seller.

            (x) Year 2000. Seller is using reasonable procedures to verify that the software used in its products will recognize and process date fields after the turn of the century, and perform date-dependent calculations and operations (including sorting, comparing and reporting) after the turn of the century correctly, and is using reasonable efforts to ensure that its software will not produce invalid and/or incorrect results as a result of the change of century (all without human intervention, other than original data entry of valid dates), provided that the software receives correct and properly formatted date inputs from all software and hardware that exchanges data with or provides data to the software.

            (y) Wolf Notes. The Wolf Notes are presently outstanding in the aggregate principal amount of $16,000,000. No event of default or event which with the passage of time or giving of notice would constitute an event of default has occurred and is continuing with respect to the Wolf Notes. Interest on the Wolf Notes and all other amounts other than principal due thereunder by Seller, if any, have been paid in full to and including the Closing Date.

            (z) Disclosure. The representations of Seller in this Agreement or in any exhibit, or other documents delivered by Seller in accordance with this Agreement (taken together) do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements included therein or herein, in the light of the circumstances in which they are made, not misleading.

            Section 5.02 Representations and Warranties of Buyer and Sage. Each of Buyer and Sage hereby represents and warrants to Seller and Shareholders as follows:

            (a) Organization and Good Standing. Each of Buyer and Sage is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power to carry on its business as it is now being conducted.

            (b) Corporate Authorization. (i) The execution, delivery and performance by each of Buyer and Sage of the Transaction Documents to which it is a party have been authorized and approved by all requisite corporate action on behalf of Buyer and Sage, and each of Buyer and Sage has the power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions thereby contemplated, and no other corporate or shareholder approval or authorization is required of Buyer or Sage, any lender to Buyer or Sage or any other person by law or otherwise in order to make the Transaction Documents to which either is a party the valid, binding and enforceable obligations of Buyer or Sage, as the case may be (subject to the receipt of required consents to assignments of the Assigned Agreements and the requirements of the HSR Act), in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

      (ii) When issued in accordance with this Agreement and the Agreement to Deliver Shares, the Common Stock constituting the Purchase Price Shares will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Sage except as set forth in this Agreement, the Shareholders Agreement and Sage's Certificate of Incorporation. The issuance, sale and delivery of Common Stock constituting the Purchase Price Shares are not subject to any preemptive right of stockholders of Sage, or to any right of first refusal or other right in favor of any person, which have not been duly and validly waived.

            (c) No Conflict. The execution, delivery and performance by each of Buyer and Sage of the Transaction Documents to which it is a party, compliance by Buyer and Sage with the provisions of the Transaction Documents to which it is a party and the consummation by Buyer and Sage of the transactions contemplated thereby (i) will not violate in any material respect any provision of applicable law to which Buyer or Sage is subject, (ii) will not conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or Sage or conflict with or constitute a default (or with notice or lapse of time or both, constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on Buyer or Sage, which conflict, default, termination or acceleration would prevent, delay or impair Buyer's or Sage's ability to consummate the transactions contemplated by this Agreement or have a material adverse effect upon Buyer or Sage, (iii) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality except for filings required by the HSR Act, and (iv) does not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to Buyer or Sage, violation of which would have a material adverse effect upon Buyer or Sage.

            (d) No Brokers. Neither Buyer nor Sage has made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contemplated hereby which will result in the obligation of Shareholders or Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

            (e) Capitalization. The authorized capital stock of Sage consists of 102,647,658 shares of capital stock of which 100,000,000 have been designated common stock, $.01 par value, of which 26,832,197 shares are issued and outstanding and 2,647,658 have been designated Series A Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), all of which is issued and outstanding. Sage has issued Warrants dated January 28, 1999 (the "Warrants") for the purchase of 749,625 shares common stock. Sage has issued options (the "Options") for the purchase of approximately 579,000 shares of Common Stock. Sage has reserved sufficient shares of Common Stock for issuance upon conversion of the Preferred Stock or exercise of the Warrants, the Options and the Sage Options. The authorized capital stock of Buyer consists of 100 shares of common stock, $.01 par value per share, all of which are issued and outstanding. Except for the Preferred Stock, the Warrants and the Options, Sage has not issued options, warrants, convertible securities or other rights to receive Common Stock. Buyer is a wholly-owned subsidiary of Sage. Sage has no other subsidiaries except Net Daemons Associates, Inc., B.N. Technology, Inc., Digiweb, Inc., Telephonetics, Inc. and Interliant of Texas, Inc.

            (f) Financial Statements. Buyer has delivered to Seller true and complete copies of statements of assets, liabilities and stockholders' equity of Sage as at December 31, 1997 and 1998 and related consolidated statements of revenue and expenses and retained earnings and cash flow of Sage for each of the fiscal years then ended, all of which statements have been audited by Ernst & Young, each of which has been prepared in accordance with GAAP applied on a consistent basis and presents fairly the financial position of Sage and the results of the operations of Sage as of its date and for the fiscal year of Sage to which such statement pertains.

            (g) Litigation. Except as set forth in Exhibit 5.02(g), there is no litigation, action, suit, tax audit, proceeding or to the Knowledge of Sage or the Buyer, investigation pending or, to the Knowledge of Sage or the Buyer, threatened with respect to Sage or any subsidiary thereof or any of their respective assets or properties or any of the transactions contemplated hereby before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any other entity, which, if adversely determined, could reasonably be expected to have a material adverse effect upon Sage and its subsidiaries taken as a whole. Neither Sage nor Buyer is in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if not cured, could reasonably be expected to have a material adverse effect upon Sage and its subsidiaries taken as a whole.

            (h) Compliance with Laws. Except as set forth on Exhibit 5.02(h), each of Buyer and Sage have complied in all respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing to which it is subject, except where possible violations of such would not have material adverse effect on Sage and its subsidiaries taken as a whole. Neither Buyer nor Sage has received any notice from any governmental authority to the effect that, or otherwise been advised that, Buyer or Sage is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and Buyer and Sage have no reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, cause a material loss to Sage and its subsidiaries taken as a whole or otherwise have a material adverse effect on Sage and its subsidiaries taken as a whole. To the Knowledge of Sage, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions which, if adopted, would materially adversely affect Sage and its subsidiaries taken as a whole.

            (i) Sage Intellectual Property. Sage and its subsidiaries own or possess adequate licenses, assignments or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, software, source code, object code, manufacturing processes, formulae, trade secrets, customer lists and know how, including any third party rights connected therewith (collectively, "Sage Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending against Sage or its subsidiaries or, to the best of Sage's Knowledge, threatened to the effect that the operations of Sage or its subsidiaries infringe upon or conflict with the asserted rights of any other person under any Sage Intellectual Property. To the Knowledge of Sage, no claim is pending against Sage or any of its subsidiaries or threatened to the effect that any Sage Intellectual Property owned or licensed by Sage or any subsidiary, or which Sage or any subsidiary otherwise has the right to use, is invalid or unenforceable by Sage. There are no restrictions on the ability of Sage to compete against any third party.

            (j) Taxes. Each of Sage and its subsidiaries has: (i) timely filed and to Sage's Knowledge has correctly prepared all Returns required to be filed or sent by or with respect to Sage and its subsidiaries in respect of any Taxes except for any Return the failure to timely file would not have a material adverse effect on the business of Sage and its subsidiaries; (ii) timely paid all Taxes that are due and payable by Sage or Buyer; (iii) established on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable; and (iv) complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has timely and to Seller's Knowledge properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws. There are no liens for Taxes upon the assets of Sage and its subsidiaries except liens for Taxes not yet due. Neither Sage nor Buyer is a party to any agreement providing for the allocation, sharing or indemnification of Taxes.

            (k) Customers. To the Knowledge of Sage, customers which in the aggregate would be material to the business of Sage and its subsidiaries taken as a whole have not given notice of termination of their arrangements with Sage.

            (l) Year 2000. Sage is using reasonable procedures to verify that the software used in its products will recognize and process date fields after the turn of the century, and perform date-dependent calculations and operations (including sorting, comparing and reporting) after the turn of the century correctly, and is using reasonable efforts to ensure that its software will not produce invalid and/or incorrect results as a result of the change of century (all without human intervention, other than original data entry of valid dates), provided that the software receives correct and properly formatted date inputs from all software and hardware that exchanges data with or provides data to the software.

            (m) Environmental Matters. Sage and each subsidiary thereof has (i) complied in all material respects with the Environmental Laws applicable to it,
(ii) provided to Seller a copy of any order, notice, permit, application, or any other written communication or report received by Sage from any governmental authority or any other person or sent by or for Sage to a governmental authority in connection with any matter relating to environmental laws applicable to Sage and (iii) has provided Seller with copies of any environmental assessment reports, certificates, engineering studies or other written material or data Sage may have relating to environmental laws applicable to Sage. There is no Environmental Claim pending or, to the Knowledge of Sage, threatened against Sage or any subsidiary thereof with respect to the operations or business of Sage of any subsidiary thereof.

            For purposes of this Section 5.02(m) "Environmental Claim" means any claim, action, cause of action, investigation of which Sage, including any of its management employees, are aware, or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Material at any leasehold property occupied by Sage or any subsidiary thereof under a lease, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            (n) Absence of Certain Changes or Events. Except as disclosed in
Exhibit 5.02(n) hereto, since December 31, 1998, there has not been any (i) change in the financial condition, assets, liabilities, earnings or business of Sage, except for changes which have been in the ordinary course of business and which have not, individually or in the aggregate, been materially adverse to Sage and its subsidiaries taken as a whole; (ii) change in the method of accounting or accounting practice of Sage; or (iii) loss of services of any employee that is or are material, individually or in the aggregate, to Sage.

            (o) Disclosure. The representations of Buyer and Sage in this Agreement or in any exhibit, or other documents delivered in accordance with this Agreement (taken together) do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements included therein or herein, in the light of the circumstances in which they are made, not misleading.

            (p) Absence of Undisclosed Liabilities and Obligations. Except as disclosed in Sage's December 31, 1998 audited financial statements (including the notes thereto), set forth in Exhibit 5.02(p) or incurred in the ordinary course of business since December 31, 1998, Sage and its subsidiaries do not have any liabilities or obligations (whether accrued, absolute, contingent or otherwise) which in the aggregate are material and of a nature required to be reflected in a balance sheet of Sage prepared in accordance with GAAP or disclosed in the notes thereto, including, without limitation, any Taxes due or to become due.

            (q) Labor Disagreements. (i) To its Knowledge, Sage is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) Sage has not been notified of any unfair labor practice charge or complaint against Sage pending and, to the Knowledge of Sage, no such charge or complaint is threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal; (iii) Sage has not been notified of any charge or claim filed at or with the Equal Employment Opportunity Commission, any state agency having similar jurisdiction or any court or tribunal, actually pending and, to the Knowledge of Sage, no such charge or claim is threatened against Sage; (iv) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting Sage and, to the Knowledge of Sage, none is or has been threatened; (v) Sage has not been notified of any grievance which might have a material adverse effect on Sage and its subsidiaries taken as a whole; and (vi) Sage has no collective bargaining agreements with respect to any of its employees.

            Section 5.03 Representations and Warranties of Shareholders. Each Shareholder (except as otherwise specifically provided in this Section 5.03), severally, represents and warrants to Buyer and Sage that:

            (a) Seller's Representations. To the Knowledge of each Shareholder other than Michael August, each of Seller's representations and warranties contained in Section 5.01 is true, correct and complete.

            (b) Capacity. Each Shareholder has the legal capacity to execute, deliver and perform the Transaction Documents to which it is a party and, except as set forth on Exhibit 5.03(b), no other approval or authorization is required on the part of such Shareholder, any trustee, any lender to such Shareholder or any other person by law or otherwise (except as have been obtained) in order to make the Transaction Documents valid, binding and enforceable obligations of such Shareholder (subject to the receipt of required consents to assignments of the Assigned Agreements and the requirements of the HSR Act) except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

            (c) No Conflict. Except as set forth in Exhibit 5.03(c), the execution by each Shareholder of the Transaction Documents to which it is a party, compliance by such Shareholder with the provisions of the Transaction Documents to which each such Shareholder is a party and the consummation by such Shareholder of the transactions contemplated hereby or thereby (i) will not violate in any material respect any provision of applicable law to which such Shareholder is subject, (ii) will not conflict with any provision of the trust agreement of any Shareholder that is a trust or conflict with or constitute a default (or with notice or lapse of time or both, constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on such Shareholder, which conflict, default, termination or acceleration would prevent, delay or impair such Shareholder's ability to consummate the transactions contemplated by this Agreement or have a material adverse effect on Buyer, Sage or the Business, (iii) will not result in the creation of any Encumbrance upon any of the Purchased Assets, (iv) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, except for any filings under state laws required in connection with the conveyance of the Receivables or filings required by the HSR Act, and (v) do not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to such Shareholder, violation of which would prevent, delay or impair such Shareholder's ability to consummate the transactions contemplated by this Agreement or have a material adverse effect upon Buyer or Sage or the conduct by Buyer or Sage after the Closing Date of a business substantially similar to the Business.

            (d) No Other Agreements to Sell Assets or Business. No Shareholder has any legal obligation, absolute or contingent, to any other person or firm to sell its interest in the Seller or to effect any merger, consolidation or other reorganization of Seller or to enter into any agreement with respect thereto.

            (e) No Brokers. No Shareholder has made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contemplated hereby which will result in the obligation of Buyer or Sage to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The Shareholders are solely responsible for payment of all fees payable to Broadview Holdings LLP, which is the only broker, leasing agent, finder or similar person or entity engaged by any Shareholder in connection with the transactions contemplated by this Agreement.

            (f) Transactions with Certain Persons. Except as set forth on
Exhibit 5.03(f) or which does not exceed in the aggregate $50,000, no Shareholder or member of such persons' immediate family is presently a party to any transaction with Seller relating to the Business which would constitute an Assigned Agreement, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than services or expense reimbursement as officers, directors or employees) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

            (g) Wolf Notes. Each of Erving Wolf and Mathew Wolf represents that the Wolf Notes are presently outstanding in the aggregate principal amount of $16,000,000. No event of default or event which with the passage of time or giving of notice would constitute an event of default has occurred and is continuing with respect to the Wolf Notes. Interest on the Wolf Notes and all other expenses due thereunder, if any, have been paid in full to and including the Closing Date.

            (h) Disclosure. The representations of Shareholders in this Agreement or in any exhibit, or other documents delivered by any Shareholder in accordance with this Agreement (taken together) do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements included therein or herein, in the light of the circumstances in which they are made, not misleading.

                                   ARTICLE VI

            Conditions Precedent to Obligations of Buyer and Sage and
                            Seller and Shareholders

            Section 6.01 Conditions Precedent to Obligations of Buyer and Sage. The obligation of Buyer and Sage to consummate the transactions contemplated by this

Agreement shall be subject to the fulfillment, or the waiver by Buyer and Sage, on or prior to the Closing Date, of the following conditions:

            (a) Representations and Warranties True at the Closing Date. The representations and warranties of Seller and Shareholders contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct; provided that, any representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date and for such period.

            (b) Compliance with Covenants. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller and Shareholders on or prior to the Closing Date shall have been duly complied with and performed in all material respects.

            (c) Delivery of Closing Documents. Seller and Shareholders shall have delivered to Buyer or Sage, as the case may be, on or prior to the Closing Date all the documents required to be delivered pursuant to Section 7.01.

            (d) Opinion of Seller's and Shareholders Counsel. Buyer and Sage shall have received an opinion of Andrews & Kurth LLP, counsel to Seller and the general counsel of the Seller, each dated the Closing Date and addressed to Buyer and Sage, in form and substance satisfactory to Buyer and Sage, to the effect that:

                  (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to carry on its business as it is then being conducted; each of the Shareholders that is a trust is duly formed, validly existing and in good standing in the State of Texas;

                  (ii) Seller has full corporate power and authority and each Shareholder that is a trust has full trust power to enter into the Transaction Documents and the bills of sale, assignments and other instruments of transfer referred to in this Agreement to which it is a party and to consummate the transactions contemplated hereby, and all corporate, trust and other proceedings required to be taken by Seller and each Shareholder to authorize it to enter into the Transaction Documents to which it is a party and the bills of sale, assignments and other instruments of transfer referred to in this Agreement and to consummate the transactions contemplated hereby have been duly and properly taken;

                  (iii) The Transaction Documents, the bills of sale, assignments and other instruments of transfer delivered by Shareholders and Seller pursuant to Section 7.01 to which any Shareholder or Seller is or are a party have been duly executed and delivered by Shareholders or Seller, as appropriate, and each constitutes a legal, valid and binding obligation of Shareholders and Seller, as the case may be, enforceable in accordance with its respective terms;

                  (iv) The execution, delivery and performance by Shareholders and Seller of the agreements and instruments referred to in paragraph (iii) above to which

Seller or any Shareholder is a party, (A) to the Knowledge of such counsel, will not conflict with or violate any provision of any applicable law, rule or regulation or any order, writ, injunction or decree, (B) will not conflict with any provision of the Articles of Incorporation or By-laws of Seller and, to the Knowledge of such counsel, will not conflict with or result in the breach of any term or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Purchased Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which it is bound and (C) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality except as have been obtained; and

                  (v) To the Knowledge of such counsel, there is no action, suit or proceeding pending or threatened in any Federal, state, municipal or other court, agency or other governmental body seeking to restrain or prohibit the consummation of the transactions contemplated hereby, except as described in such opinion.

            Such opinions may be limited by its terms to the laws of the United States of America, the State of New York and the State of Texas and may be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity.

            (e) Approvals and Consents; Estoppels. Seller and Shareholders shall have obtained all requisite approvals and consents from governmental or regulatory bodies or agencies, whether Federal, state or local. Consents to assignment of the Assigned Agreements shall have been obtained by Seller. The consent to assignment with respect to each Lease shall also state (i) that such Lease has not been amended, modified or supplemented and is in full force and effect on the Closing Date, (ii) the date to which payments under such Lease have been made, (iii) that there is no default or event which, with notice or the passing of time, would constitute a default under such Lease and (iv) that there are no setoffs, defenses or counterclaims against enforcement of the obligations to be performed under such Lease in favor of the party executing such consent which have not been waived or satisfied as specified in such consent. In addition, Seller shall use its best efforts to include in each such consent to assignment with respect to each Lease a statement that the landlord under such Lease has consented to the cancellation of the guaranty or letter of credit, if any, which supports rent payments under such Lease and that no new guaranty or letter of credit or other credit support will be required after such Lease is assigned to Buyer. All outstanding debt of the Seller to Erving Wolf and Mathew Wolf (except the Wolf Notes that are assumed pursuant to Section 2.02(a) and a promissory note in the aggregate principal amount of not more than $100,000 payable to Erving Wolf) shall have been paid in full and all instruments evidencing such debt shall have been delivered to the Seller and cancelled by the Seller.

            (f) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

            (g) No Material Adverse Change. Since December 31, 1998 there shall not have been any material adverse change in the business, assets or financial condition of Seller.

            (h) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal, or prohibit or restrict the consummation of the transactions contemplated herein. In the case of failure of the condition set forth in this 6.01(h), Buyer shall deliver to Seller and Shareholders an opinion of counsel to such effect.

            (i) Telephone and Fax Numbers; Internet Domain Addresses, etc. Seller shall have delivered to Buyer a letter from Seller addressed to Seller's telephone companies instructing such companies to transfer Seller's telephone and fax numbers to Buyer and a letter from Seller addressed to Seller's telephone company and Internet provider instructing such entity to transfer all Internet domain addresses used in the Business to Buyer.

            (j) Employment Agreements. On the Closing Date each person listed on
Exhibit 6.01(j) shall have executed and delivered an Employment Agreement.

            (k) HSR Act. The applicable requirements of the HSR Act shall have been met.

            (l) Audited Financial Statements. Seller shall have delivered to Buyer true and complete copies of statements of assets, liabilities and stockholders' equity of Seller as at December 31, 1997 and 1998 and related statements of revenue and expenses and retained earnings and cash flow of Seller for each of 1996 and the fiscal years then ended, all of which statements have been audited by Ernst & Young, each of which has been prepared in accordance with GAAP applied on a consistent basis and presents fairly the financial position of Seller and the results of the operations of Seller as of its date and for the fiscal year or period of Seller to which such statement pertains and which audited financial statements meet the requirements for submission to the SEC.

            Section 6.02 Conditions to Obligations of Seller and Shareholders. The obligations of Seller and Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Seller and Shareholders, on or prior to the Closing Date, of the following conditions:

            (a) Representations and Warranties True at the Closing Date. The representations and warranties of Buyer and Sage contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct.

            (b) Compliance with Covenants. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Buyer or Sage on or prior to the Closing Date shall have been duly complied with and performed in all material respects.

            (c) Delivery of Closing Documents. Buyer shall have delivered to Shareholder and Seller on or prior to the Closing Date all the documents required to be delivered pursuant to Section 7.02.

            (d) Opinion of Counsel to Buyer and Sage. Seller and Shareholders shall have received an opinion or opinions of Dewey Ballantine LLP, special counsel for Buyer and Sage, dated the Closing Date and addressed to Seller and Shareholders, to the effect that:

                  (i) Each of Buyer and Sage is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation;

                  (ii) Each of Buyer and Sage has full corporate power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby, and all corporate and other proceedings required to be taken by or on the part of Buyer and Sage to authorize it to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby have been duly and properly taken;

                  (iii) Each of the Transaction Documents to which it is a party has been duly executed and delivered by Buyer and Sage and constitutes a legal, valid and binding obligation of Buyer and Sage, enforceable in accordance with its terms;

                  (iv) The execution, delivery and performance by Buyer and Sage of the instruments and agreements referred to in paragraph (iii) above, (A) will not conflict with or violate any provision of any applicable law, rule or regulation or any order, writ, injunction or decree known to such counsel, (B) will not conflict with any provision of the Certificate of Incorporation or By-laws of Buyer or Sage and, to the actual Knowledge of such counsel, will not conflict with or result in a breach of any term or provision of, or constitute a default under, any indenture, mortgage, lease, agreement or other instrument to which Buyer or Sage is a party or by which it is bound, and (C) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality except as have been obtained; and

                  (v) The Share Consideration has been duly authorized and issued and when delivered in accordance with this Agreement will be fully paid and nonassessable.

            Such counsel's opinion may be limited to the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware and such opinion may be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity.

            (e) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal, prohibit or restrict the consummation of the transactions contemplated herein. In the case of failure of the condition set forth in this Section 6.02(f), Seller and Shareholders shall deliver to Buyer and Sage an opinion of counsel to such effect.

            (f) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the transactions contemplated by this Agreement.

            (g) HSR Act. The applicable requirements of the HSR Act shall have been met.

            (h) Payment of Wolf Notes; Cash Consideration. The portion of the Wolf Notes registered to Erving Wolf shall have been paid. The Sage Note shall have been delivered to Mathew Wolf. The Cash Consideration shall have been paid.

            (i) Release of Letters of Credit. The Letters of Credit numbered I-453775, I-459014 and I-463918 dated June 13, 1995, January 18, 1996 and August
6, 1996 respectively and each as amended issued by Texas Commerce Bank shall have been delivered to Mathew Wolf.

            (j) Sage Acknowledgment. Sage shall have acknowledged in writing that all conditions for the delivery of shares of Common Stock at set forth in
Section 6 of the Agreement to Deliver Shares have been satisfied.

                                   ARTICLE VII

                    Documents to be Delivered on Closing Date

            Section 7.01 Documents to be Delivered by Shareholders and Seller on Closing Date. On the Closing Date, Shareholders and Seller shall deliver to Buyer and Sage, in form and substance satisfactory to Buyer and its counsel:

            (a) Conditions Precedent. The documents, agreements and instruments referred to in Section 6.01, the authorization, execution and delivery of which are conditions precedent to the obligations of Buyer and Sage.

            (b) Officer's Certificates. Certificates signed by each Shareholder and the President of Seller with respect to the matters referred to in Section 6.01(a) and (b).

            (c) Bills of Sale. Bills of sale duly executed by the Seller conveying the Purchased Assets at the Closing Date.

            (d) Wolf Notes, Transaction Documents. A copy of the Wolf Notes, and each Transaction Document to which the Seller or any Shareholder is a party, duly executed by Seller or such Shareholder and the Employment Agreement duly executed by each person listed on Exhibit 6.01(j).

            (e) Further Instruments. Such further instruments of assignment, conveyance or transfer or other instruments covering the Purchased Assets or any part thereof, and such further instruments with respect to the transactions contemplated hereby, as Buyer may reasonably request, including, without limitation, assignments executed in suitable form for recordation at the U.S. Patent & Trademark Office of INTERLIANT (from Wolf to Interliant) and Primetrics, L.L.C. (from Primetrics to Seller) (the "Trademark Assignment").

            Section 7.02 Documents to be Delivered by Buyer on Closing Date. On the Closing Date, Buyer shall deliver to Seller and Shareholders in form and substance satisfactory to Shareholders and Seller and their counsel:

            (a) Conditions Precedent. The payments, documents, agreements and instruments referred to in Section 6.02, the authorization, execution and delivery of which are conditions precedent to the obligations of Shareholders and Seller.

            (b) Officer's Certificate. Certificates signed by an authorized officer of Buyer and Sage with respect to the matters referred to in Section 6.02(a) and (b).

            (c) Other Documents. The Transaction Documents to which Buyer and Sage are a party, each duly executed by Buyer or Sage, as the case may be.

            (d) Further Instruments. Such further instruments with respect to the transactions contemplated hereby, including instruments of assumption, as Seller may reasonably request.

                                  ARTICLE VIII

                        Further Covenants and Agreements
                     of Seller, Shareholders, Buyer and Sage

            Section 8.01 Further Covenants and Agreements of Shareholders and Seller. Shareholders and Seller agree that:

            (a) Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date, Shareholders (as officers, directors or employees of Seller) and Seller:

                  (i) will maintain the Purchased Assets and not remove any Purchased Assets from the Sites except in the ordinary course of business;

                  (ii) will perform their obligations under the Assigned Agreements;

                  (iii)will conduct the Business only in the ordinary course;

                  (iv) will not (A) fail to comply in any material respect with any laws, ordinances, regulations or other governmental restrictions applicable in any respect to the Business or any of the Purchased Assets, (B) grant any powers of attorney to act for the Business after the Closing Date, (C) mortgage or pledge or otherwise encumber any of the Purchased Assets, (D) cancel or terminate any contract, agreement or other instrument material to the Business, other than contracts, agreements and other instruments which are not to be assigned to Buyer unless Shareholders or Seller is otherwise obligated to maintain them in effect or are necessary for the conduct of the Business, (E) engage in or enter into any material transaction with respect to the Business of any nature not expressly provided for herein, (F) pay any dividend or make any other distribution or payment to the Shareholders or Seller, except salaries regularly payable to Shareholders in the ordinary course of business as set forth on Exhibit 5.01(r), (G) amend, modify or supplement any Employment Contract listed on Exhibit 5.01(m)(i) (except as provided on Exhibit 5.01(m)(i)) or (H) issue any additional shares of capital stock of the Seller or any options, rights or warrants exchangeable for or convertible into any shares of capital stock of the Seller; and

                  (v) (A) take such action as may reasonably be necessary to preserve the Purchased Assets, (B) maintain inventory of the kinds and in the quantities maintained in the ordinary course of the Business, (C) maintain its books and records in a manner consistent with past practices and promptly advise Buyer in writing of any material adverse change in the condition (financial or otherwise) of the Purchased Assets or the Business of Seller and (D) use its reasonable commercial efforts to preserve the organization of the Business intact and continue its operations at its present levels, to keep available to Buyer and Sage the services of Employees and to preserve the goodwill of Seller's suppliers, customers, creditors and others having business relations with Seller in connection with the Business.

            (b) Non-Competition; Non-Solicitation.

                  (i) As long as the Shareholders have a designee serving as a director of Sage, Seller and Shareholders (other than Michael August) shall not engage in any capacity in any business that competes with or provides the same types of services as those provided by the Business or the business conducted by Sage and its subsidiaries. From the Closing Date to and including the date one year following the Closing Date, Seller and Shareholders (other than Michael August) shall not engage in any capacity in any Restricted Business; provided, however, that (x) Shareholders may participate in an investment fund that invests in a business conducting a Restricted Business so long as the Shareholders do not own more than 10% of such investment fund and (y) Shareholders may own up to 5% of the shares of a publicly traded company which conducts a

Restricted Business. For purposes of this Section 8.01(b), the term "Restricted Business" shall mean the business of providing Lotus Notes or Domino applications hosting services, providing outsourcing services with respect to Lotus Notes or Domino or engaging in any other business related to WEB or applications hosting. Seller and Shareholders understand that in connection with the negotiations leading up to the entering into of this Agreement, Seller and Shareholders have received, and that pursuant to this Agreement, Seller and Shareholders will receive, confidential and proprietary information of Buyer and its affiliates, including, without limitation, customer lists and other trade secrets.

                  (ii) From and after the Closing Date to and including the date two years following the Closing Date, Seller will not, unless acting with the express written consent of Sage, directly or indirectly, solicit or interfere with, or endeavor to entice away (x) any person who was employed by Seller or Sage or any subsidiaries thereof, (y) any person who otherwise performed services (other than legal, accounting, consulting or financial advisory services) on a regular basis for Seller or Sage or any subsidiaries thereof or
(z) with respect to the Restricted Business, any person or entity who was a customer or client of Seller or Sage or any subsidiaries thereof or any person or entity who requested or received a proposal from Seller or Sage or any subsidiaries thereof with respect to the Business, in the case of (x), (y) or
(z), during the 6 months immediately preceding the date of this Agreement.

            (c) Access to Seller's Business. Seller and Shareholders shall, from the date hereof up to and including the Closing Date, permit Buyer and Buyer's attorneys, accountants, agents and representatives full access to the books, records, business and assets of Seller at any reasonable time and in any reasonable manner on reasonable advance notice and in a manner that does not interrupt Seller's business. Buyer and Sage shall have the right to meet with customers and suppliers of Seller and Seller will give Buyer and Sage full cooperation with respect thereto. Buyer will cooperate and consult with Seller and Shareholders in arranging any meetings with such customers and suppliers.

            (d) Corporate Name. From and after the Closing, Buyer shall possess to the extent permitted by law, to the exclusion of Seller and Shareholders, all rights to the name Interliant, Inc. and any variants or derivatives of the foregoing name, and Seller and Shareholders shall not have any rights whatsoever to the use of such name or any formatives, variants or derivatives of such name in the conduct of any business or otherwise. On the Closing Date, Seller and Shareholders shall cause the name of Seller to be changed so as not to conflict with the provisions of this Section and will provide evidence of such change to Buyer at or promptly following the Closing. Seller and Shareholders acknowledge and agree that following the Closing, Sage and its affiliates intend to use the name Interliant, Inc. and variants and derivatives of such name in the conduct of their business.

            (e) Changes in Representations and Warranties. Except as described in Section 6.01(a), between the date of this Agreement and the Closing Date, neither Seller nor any Shareholder shall permit Seller to, enter into any transaction, take any action, or by inaction, permit an event to occur, which would result in any of the representations and warranties of Seller or Shareholders herein contained not being true and correct at and as of (i) the time immediately following the occurrence of such transaction or event or (ii) the Closing Date. Seller and each Shareholder shall promptly give written notice to Buyer upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

            (f) Mutual Cooperation. The parties hereto will cooperate with each other, and will use all commercially reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

            (g) Further Assurances. Seller and Shareholders will cooperate fully with Buyer and Sage in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date, from time to time, at the request of Buyer or Sage and without further consideration, Seller and Shareholders will execute and deliver such other instruments, including powers of attorney, and take such other action as Buyer or Sage may reasonably request to more effectively put Buyer or Sage in possession and operating control of all or any part of the Purchased Assets and Assumed Liabilities.

            (h) No Mergers, Consolidations, Sales of Assets, Etc. Until the earlier of the consummation of the transactions contemplated by this Agreement or the termination date provided for in Section 9.02 below, neither Seller nor any Shareholder will, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the capital stock of Seller, the merger of Seller with, or the direct or indirect acquisition or disposition of a significant amount of the Purchased Assets otherwise than in the ordinary course of the business of Seller to or from, any person other than Buyer or its affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction.

            (i) Transition Arrangements for Seller. Following the Closing Date, Sage and Buyer will make their personnel reasonably available to Seller during normal business hours on a reasonable basis consistent with past practices, at no cost to Seller, and will cooperate with Seller's reasonable requests to provide information in order that Seller can prepare all tax returns due with respect to 1998 and 1999. As soon as practicable but for not more than sixty
(60) days following the Closing Date, Sage and Buyer will make their personnel available to Seller consistent with past practices, at a cost to Seller of $4,000 per month plus reimbursement of the out of pocket costs of Buyer and Sage, if any, in connection therewith and which have been approved in advance by Seller, during normal business hours and consistent with past practices of Seller to provide reasonable assistance to Seller, Erving Wolf and their affiliates with respect to payroll, benefits and management information systems. Buyer will make Edward Cavazos available to assist Seller with the prosecution and defense of the JDA litigation described on Exhibit 5.01(e).

            (j) Announcements; Confidentiality. Except as otherwise required by law, neither Seller, any Shareholder, Buyer nor Sage shall make any announcement to the public of the transactions contemplated hereby other than jointly or as otherwise agreed by them in writing. Buyer and Sage will keep confidential any information not otherwise publicly available which is derived from access, investigation or information furnished by Seller or Shareholders in connection with this Agreement, including the negotiations conducted in connection herewith, and if the transactions contemplated hereby are not consummated by March 17, 1999 or this Agreement is terminated prior to such time, Buyer will promptly return to Seller or Shareholders all such information, and copies and extracts therefrom, and will not thereafter use such information for any purpose. Buyer, Sage, Seller and Shareholders will keep confidential all drafts and executed copies of this Agreement and the contents hereof, except to the extent necessary to comply with any applicable law or regulation or any request or order of any government agency or court of competent jurisdiction and except as otherwise agreed pursuant to the first sentence of this paragraph. Notwithstanding the foregoing provisions of this Section 8.01(j), Buyer, Sage, Seller and Shareholders may disclose any such information to their respective attorneys, accountants and investment advisors and to their respective employees on a need to know basis.

            Section 8.02 Consents to Assignments; Permits. Anything in this Agreement or the bills of sale notwithstanding, to the extent that any Assigned Agreement to be sold, assigned, transferred or conveyed to Buyer, or any claim, right or benefit arising thereunder or resulting therefrom (the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the other party thereto, or any third person (including a government or governmental unit), or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, except as expressly otherwise provided in this
Section 8.02, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof. After the Closing, until any Interest has been validly and effectively assigned to Buyer, (i) prior to the date two years following the Closing Date, Seller shall hold such Interest for the benefit of Buyer and Buyer shall be entitled to receive all benefits under such Interest and shall be responsible for the obligations under such Interest to the extent relating to the benefits received, and (ii) any such Interest shall, notwithstanding the failure to receive any approval, consent or waiver (but so long as the same shall not constitute a violation of law), be deemed to be assigned, transferred or conveyed to Buyer if (x) written notice of such assignment, transfer or conveyance is given to the other party to such Interest on or before the Closing Date and (y) the other party to such Interest does not, within three months after the Closing, object to such assignment, transfer or conveyance or acts in a manner inconsistent with such assignment, transfer or conveyance; provided that, in any case, Buyer shall be subject to all liabilities and obligations under such Assigned

Agreement to the extent such liabilities or obligations would have been an Assumed Liability had the applicable Agreement been transferred and assigned. Seller will cooperate with Buyer and Sage to obtain any such approval, consent or waiver not obtained prior to the Closing Date.

            Section 8.03 Survival of Representations, Warranties, Etc.

            (a) All covenants and agreements of the parties made in this Agreement or provided herein shall survive the Closing Date without limit, unless otherwise specifically provided herein. All representations and warranties of the parties made in this Agreement or as provided herein shall survive the Closing Date and for a period ending on December 31, 2000, notwithstanding any investigation at any time made by or on behalf of the other party; provided, however, that the representations and warranties relating to any Tax and any environmental matter and the representations and warranties set forth in the first sentence of Section 5.01(d)(iii) and the third sentence of
Section 5.01(q)(i) shall survive until six months after the applicable statute of limitations (or any extension thereof) has expired (as the case may be, the applicable "Survival Period"); and provided, further, that any representation or warranty which is the subject of a specific claim or dispute asserted prior to the expiration of the Survival Period shall survive with respect to such claim or dispute until final resolution thereof. All claims for indemnity hereunder shall be made in writing, and shall state with reasonable specificity the matter for which indemnification is sought.

            (b) Shareholders' and Seller's Agreement to Indemnify. Seller and Shareholders other than Michael August, jointly and severally, and Michael August, severally, hereby agree to indemnify and hold Sage and Buyer and their respective shareholders, officers and directors, harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from
(i) any incorrectness or incompleteness in the representations and warranties made by Shareholders or Seller in this Agreement, (ii) any breach in any material respect by any Shareholder or Seller, unless waived, of any covenant or agreement of any Shareholder or Seller contained in or arising out of this Agreement, (iii) the Business conducted by Seller, or otherwise in connection with the Purchased Assets, prior to the Closing Date (except for the Assumed Liabilities), (iv) any failure by Seller to comply with the bulk sales laws of any jurisdiction and (v) any and all actions, suits, proceedings, claims, demands, assessments and judgements incidental to the foregoing or the enforcement of such indemnification. Notwithstanding the above provisions, the Shareholders shall have no indemnity obligation with respect to Section 8.08(c).

            In addition to the foregoing provisions of this Section 8.03(b) and without limiting the generality of such provisions, Seller and Shareholders, other than Michael August, jointly and severally, and Michael August, severally, agree to fully indemnify and hold harmless Sage and its affiliates and shareholders, officers and directors of any of the foregoing against and in respect of and, will reimburse Sage and its affiliates for: (a) any and all liability whatsoever, and however imposed (including any claim asserted against or deficiency assessed against or collected from or paid by Buyer, Sage or Seller or any affiliates thereof), in respect of any Taxes of Seller (or any predecessors of Seller) for any and all periods through the period ending on the Closing Date, without regard to whether or not the existence of such liability would constitute a breach of a representation or warranty made by Seller or Shareholders hereunder and (b) any and all liabilities of Seller existing on, or arising under or relating to activities or transactions of Seller other than the Assumed Liabilities.

            (c) Agreement of Buyer and Sage to Indemnify. Buyer and Sage, hereby agree, jointly and severally, to indemnify and hold Shareholders, Seller and Seller's officers, directors and shareholders harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Buyer or Sage in this Agreement, (ii) any breach in any material respect by Buyer or Sage, unless waived, of any covenant or agreement of Buyer or Sage contained in or arising out of this Agreement, (iii) the activities or transactions conducted by Buyer or Sage in connection with the Purchased Assets on or after the Closing Date, and the Assumed Liabilities on or after the Closing Date, (iv) any breach by Buyer of the Assignment Agreement, and (v) any and all actions, suits, proceedings, claims, demands, assessments and judgments incidental to the foregoing or the enforcement of such indemnification.

            (d) Claims. Each party shall retain its own counsel and defend itself, subject to being reimbursed by the indemnifying party for reasonable attorneys' fees and expenses pursuant to this Section 8.03. The indemnified party agrees to give the indemnifying party written notice of any claim, demand, action, suit, proceeding or discovery of fact upon which the indemnified party intends to base a claim for indemnification ("Claim") under this Section 8.03. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense of any Claim. With respect to any issue involved in any such Claim, as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided that such terms do not result in any unindemnified expense to the indemnified party. In addition, the parties agree to cooperate in any defense or settlement and to give each other full access to all information relevant thereto.

            (e) Remedies. (i) Claims by Buyer and Sage hereunder (including any payment required by Section 8.03(b)) shall be satisfied first, from the Escrow Deposit (to the extent not theretofore released to Seller or Shareholders) and second, by means of an offset against any payment due pursuant to Section 3.01(b) and then by claims against the Seller and Shareholders. The indemnity provided under Section 8.03(b) of this Agreement shall be the sole and exclusive remedy of the parties to this Agreement for any claim arising under this Agreement, except with respect to fraud by the Shareholders, and each party agrees that it will not pursue any other remedy. Seller and each Shareholder acknowledge that irreparable damage would result if the provisions of Sections 8.01(b), (d) and (h) were not complied with in accordance with their respective specific terms. Accordingly, Seller and Shareholders agree that Buyer and Sage shall have the right, in addition to any other rights or remedies it may have, to injunctive relief, in respect of any failure on the part of Seller or Shareholders to comply with provisions of Sections 8.01(b), (d) or (h).

            (ii) Minimum Claim. Notwithstanding anything to the contrary contained herein, no Claim by Buyer or Sage, on the one hand, or by Seller and Shareholders, on the other hand, may be made hereunder unless the aggregate amount of Claims by such party or parties hereunder exceeds $150,000 and the amount for which an indemnitee is entitled to indemnification shall be the amount by which the claim exceeds $150,000; provided, however that Buyer and Sage shall indemnify Mathew Wolf for the full amount of any Claim with respect to the matters for which indemnity is provided under Section 8.06 and Seller shall indemnify Sage and Buyer for the full amount of any Claim with respect to the matters for which indemnity is provided under Section 8.08(c).

            (iii) Limitation of Indemnity Obligations. The respective obligations of Seller and Shareholders under Section 8.03(b) and Buyer and Sage under Section 8.03(c) shall be limited to an aggregate amount equal to the sum of (w) the Cash Consideration, (x) the Fair Market Value (determined in accordance with Section 8.03(e)(iv)) of the Purchase Price Shares, (y) the liability under the Wolf Notes assumed by the Buyer pursuant to Section 2.02(a)(ii) and (z) the Fair Market Value of the Sage Options (or the number of shares of Common Stock issued on exercise of such Sage Options) (determined in accordance with Section 8.03(e)(iv)) (the sum of (w), (x), (y) and (z) is collectively, the "Indemnity Limit"). Buyer and Sage agree that Shareholders' obligation to pay any Claim for indemnity under this Section 8.03 shall be limited to 80% of the amount of such Claim. The Seller's and Shareholder's liability under this Section 8.03 shall be limited to returning the Purchase Price Shares and cash equal to the amount of payments made by Sage or Buyer under the Wolf Notes. This limitation shall also apply to any claim based on the fraud of any Shareholder. The Seller and any Shareholder may satisfy any Claim hereunder in cash or by the delivery of Common Stock to Sage. The Seller and any Shareholder may satisfy a specified dollar amount of an indemnity obligation by returning shares of Common Stock equal to such amount with such shares valued at Fair Market Value on the date of satisfaction of such indemnity obligation. If Seller or Shareholder makes a cash payment to satisfy an indemnity obligation, then for purposes of determining when all of the Purchase Price Shares have been returned, the Seller or Shareholder shall be deemed to have returned shares equal to the amount of cash paid divided by the Fair Market Value of the shares on the date of satisfaction of such indemnity obligation.

            (iv) Determination of Indemnity Limit. For purposes of determining the Indemnity Limit:

                  (A) The Purchase Price Shares constituting the Share Consideration shall have a Fair Market Value of $6.67 per share.

                  (B) The Purchase Price Shares which are delivered pursuant to
Section 3.01(b) shall have a Fair Market Value equal to the lesser of $6.67 per share or the Fair Market Value per share on the date of the delivery of such shares to the Shareholders pursuant to the Agreement to Deliver Shares.

                  (C) The Fair Market Value of the Sage Options shall be equal to the Fair Market Value of the Common Stock subject to such Sage Options as determined under clauses (A) and (B) minus the exercise price thereof.

            Section 8.04 Inspection of Records. Seller and Shareholders agree, prior to the Closing Date and for the three year period following the Closing Date, to allow representatives of the Buyer and Sage reasonable opportunity from time to time during normal business hours to inspect and make copies of the books of account and other records of Seller which pertain to the Business and which are not transferred to Buyer hereunder. Seller and Shareholders further agree, prior to the Closing Date and for the three year period following the Closing Date, to cooperate with Sage's accountants, counsel and other agents and representatives, and to provide access to the Seller's records and to use reasonable commercial efforts to provide access to the records of the Seller's independent auditors (including, without limitation, all financial and accounting books, workpapers and any consolidating and other worksheets of its independent auditors). Sage shall be solely responsible for the costs and expenses associated therewith.

            Section 8.05 Employee Matters. Buyer shall offer employment to all Employees at the same salaries or wages as in effect immediately prior to the Closing Date other than those employees identified on Exhibit 8.05. Any such Employees accepting such offer shall become employees of Buyer (the "Hired Employees") on the Closing Date (the "Hire Date"). Each Hired Employee shall receive (i) credit under Buyer's employee benefit plans (including, without limitation, pension, welfare and fringe benefit plans) for purposes of determining eligibility and vesting under such plans and (ii) credit for purposes of determining vacation and severance pay, for the period during which such Hired Employee was employed by the Seller; provided, however, that in no event shall the Buyer be required to provide such a credit to a Hired Employee to the extent that such credit would result in a duplication of benefits. Each Hired Employee shall be entitled to participate in the employee benefit plans maintained by Buyer without any waiting periods, any evidence of insurability or the application of any preexisting condition restrictions (to the extent such waiting periods, insurability or preexisting conditions were waived under Seller's plan) and with credit for claims incurred prior to the Hire Date for purposes of applying co-payments, deductibles, out of pocket maximums and similar matters.

            Section 8.06 Release of Guaranties. Promptly following the Closing Date, Sage will cause Mathew Wolf to be released from his obligations under the First USA Merchant Services, Inc. Credit Card Processing Services Agreement Guaranty Addendum dated April 15, 1997 and the Guaranty dated July 31, 1996 of Mathew Wolf in respect of the Master Lease Agreement between Wolf Communications Company and NEC America, Inc. Sage will indemnify and hold Mathew Wolf harmless with respect to his obligations under such Guaranty Addendum and Guaranty with respect to periods following the Closing Date.

            Section 8.07 Tax Reporting. With respect to the reporting of the transactions contemplated by this Agreement for tax purposes, the parties agree to the following:

            (a) The Common Stock shall not be valued at an amount greater than $6.67 per share except that if Sage is required by any governmental or regulatory authority including the Securities Exchange Commission ("SEC") to value the Common Stock issued under this Agreement at a higher amount, Sage shall be permitted to value the Common Stock at such higher amount. On a timely basis, Sage shall keep Seller informed as to all developments with respect to the reporting of the value recorded for the Common Stock issued hereunder and shall immediately inform Seller at the final determination regarding such value.

            (b) The consideration paid to Seller (including the Common Stock) shall be allocated among the assets set forth on the Company's balance sheet at the Closing Date at the net book value thereof and the balance will be allocated to "Section 197 Intangibles" as such term is defined in Section 197(c) of the Code.

            (c) The parties will attempt to agree on the reporting of the transaction on Internal Revenue Service Form 8594, but each party is free to report the transaction as it shall determine, in its sole discretion, provided such reporting must be consistent with this Section 8.07.

            (d) The receipt of additional shares of Common Stock under Section 3.01(b) is not intended to produce additional gain for Seller or to result in additional basis for Buyer.

            Section 8.08 Sage Options. (a) Seller will cooperate with Buyer to cause all options to purchase capital stock of Seller (the "Seller Options") outstanding, whether or not exercisable, at the Closing Date under the Wolf Communications Company 1995 Employee Stock Option Plan, as amended and the Interliant, Inc. Lidestri Stock Option Plan and Agreement (together the "Seller Plan"), to be converted into options to purchase Sage's Common Stock pursuant to the terms of the Sage Networks, Inc. 1998 Stock Option Plan (the "Sage Plan") in such manner that Sage is "assuming a stock option in a transaction to which
Section 424(a) applied". Each Seller Option converted by Sage ("Sage Options") shall be exercisable upon the terms and conditions set forth in Exhibit A-5 and shall be exercisable for that whole number of shares of Sage Common Stock (rounded down to the nearest whole share) equal to the number of shares of Seller's common stock, $.01 par value per share, subject to such Seller Option immediately prior to the Closing Date multiplied by .6079167 and (B) the option price per share of Sage common stock, $.01 par value per share, subject to a Sage Option shall be an amount equal to the option price per share of Seller's common stock, $.01 par value per share, subject to such Seller Option in effect immediately prior to the Closing Date divided by .3988448 (the option price per share, as so determined, being rounded up to the next full cent).

            (b) The holders of Seller Options shall have 30 days following the Closing Date in which to execute a Stock Option Substitution Agreement and a Sage Option Agreement in the forms to be provided to such holders. In the event that a holder of a Seller Option (a) fails to execute both a Stock Option Substitution Agreement and a Sage Option Agreement within such 30 day period and
(b) exercises the Seller Option prior to the expiration of such 30 day period (a "Nonparticipating Option Holder"), then, and only in such event, Sage shall deliver to Seller (or Seller's designee), within 5 business days following the execution and delivery to Sage of a Subscription Agreement and the Shareholders Agreement by the Seller or Seller's designee, a number of shares of Sage Common Stock (the "Unconverted Option Shares") equal to the number of shares of Sage Common Stock with respect to which such Nonparticipating Option Holder would have been granted vested Sage Options had such Nonparticipating Option Holder executed both a Stock Option Substitution Agreement and a Sage Option Agreement within such 30 day period.

            (c) Seller agrees to hold Buyer and Sage harmless with respect to any loss or damage suffered by either of them arising out of any claim of the Nonparticipating Option Holder with respect to the failure of Seller to make such shares of Sage Common Stock or equivalent value available to him or her.

            (d) Seller agrees that Exhibit 8.08 sets forth a list of the holders of each Seller Option and the number of Seller Options held by each such holder and that each nonqualified option is preceded by the letters "NQ" and each incentive stock option is not preceded by any letters.

            Section 8.09 Escrow Deposit.

            (a) Promptly following the Closing Date, a portion of the Share Consideration shall be deposited in accordance with the provisions of Section 3(a) of the Agreement to Deliver Shares (the "Escrow Deposit").

            (b) During the period from the date hereof through and including March 31, 2000 (the "Termination Date"), Buyer may notify Mathew Wolf ("Wolf") that Buyer is asserting a Claim pursuant to the indemnification provisions contained in Section 8.03 hereof to all or any portion of the Escrow Deposit ("Claim Notice"). If Wolf has received a Claim Notice prior to the Termination Date, and the Claim Notice states a claim of Buyer or Sage to all or a portion of the Escrow Deposit (the "Claimed Amount"), Wolf and Buyer shall either:

                  (i) agree on the disposition of the entire Claimed Amount (which may include a cash payment rather than the application of the Escrow Deposit) or a portion of the Claimed Amount such agreement not to be unreasonably withheld or delayed by Buyer or Seller; or

                  (ii) In the absence of such agreement, seek a final unappealable order, judgment or decree from a court of competent jurisdiction directing the delivery of all or a portion of the Claimed Amount.

            (c) If on or before the Termination Date Wolf has not received a Claim Notice or any Claim Notice has been resolved to the parties' satisfaction, then promptly after the Termination Date, Wolf and Buyer shall release the Escrow Deposit then being held hereunder to Wolf.

                                   ARTICLE IX

                                  Miscellaneous

            Section 9.01 Expenses. If the transactions contemplated hereby are not consummated, each of the several parties hereto shall bear the fees and expenses relating to its compliance with the various provisions of this Agreement and its covenants to be performed hereunder, and each of such parties shall pay all expenses (including legal fees and expenses) incurred by it in connection with this Agreement and the transactions contemplated hereby. If the transactions contemplated hereby are consummated, the Shareholders will pay all legal fees, brokers fees and other expenses incurred by the Seller and the Shareholders in connection with this Agreement and the transactions contemplated hereby; provided, however, that the costs relating to Seller's audited financial statements delivered pursuant to Section 5.01(i) shall be Assumed Liabilities and Shareholders shall reimburse Sage for one half of the filing fee required in accordance with the HSR Act. The reasonable legal fees and expenses of counsel to the executive officers of Seller in connection with the transactions contemplated by this Agreement in an aggregate amount not to exceed $20,000 shall be Assumed Liabilities.

            Section 9.02 Termination. If the Closing pursuant to Section 4.01 shall not have occurred on or prior to March 17, 1999, this Agreement and all obligations of, Shareholders, Seller, Buyer and Sage hereunder, except obligations under Section 9.01, shall terminate at 11:59 p.m. New York time on such date, unless extended by mutual agreement of the parties.

            Section 9.03 Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and not to any other person. This Agreement shall not be assigned by any party hereto without the written consent of each of the other parties hereto, except that (a) the rights and obligations of Buyer or Sage may be assigned to any wholly owned subsidiary of Buyer or Sage or any entity under common control with Buyer and Sage, but no such transfer shall relieve Sage of its obligations hereunder, (b) the rights and obligations of any party hereto may be assigned in connection with the dissolution of such party and (c) the rights and obligations of Buyer and Sage may be assigned in connection with the merger of Buyer or Sage into or sale by Buyer or Sage of substantially all its assets and business to a third party if the successor shall have assumed all the obligations of the Buyer or Sage, as applicable, hereunder (but, in the case of a sale of substantially all the assets, without relieving Buyer or Sage of its obligations hereunder).

            Section 9.04 Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New

York. The parties hereto submit and consent to the exclusive jurisdiction of the state courts of the State of New York in the Counties of New York and/or Westchester and the federal courts located therein with respect to any legal actions relating to this Agreement, or any other agreements delivered in connection herewith, between the Buyer or Sage, on the one hand, and the Seller or the Shareholders, on the other hand, and any transactions contemplated thereby.

            Section 9.05 Breach; Failure of Condition. If either party shall believe at any time prior to the Closing Date that any other party has breached any representation, warranty, covenant or agreement contained in this Agreement, or that any condition to the Closing is not reasonably likely to be satisfied, such party shall promptly so inform such other party specifying the breach or condition concerned, and such other party shall have a reasonable opportunity to correct such breach or cause such condition to be satisfied, but failure to so notify shall not release the other party from its obligations hereunder.

            Section 9.06 Notices, Etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified or registered mail first-class, postage prepaid:

           If to Seller or Shareholders:

                     Mathew Wolf
                     1001 Fannin, Suite 2000
                     Houston, Texas  77002
                     Telecopy No.: (713) 650-3331

           with a copy to:

                     James Baird, Esq.
                     Andrews & Kurth L.L.P.
                     600 Travis, Suite 4200
                     Houston, Texas  77002
                     Telecopy No.: (713) 220-4285

           and a copy to:

                     Mayor, Day, Caldwell
                     & Keeton, L. L. P.
                     700 Louisiana, Suite 1900
                     Houston, Texas  77002
                     Attention:  Gary J. Winston
                     Telecopy No: (713) 255-7047

                     If to Buyer or Sage:

                     Sage Networks, Inc.
                     11 Martine Avenue
                     White Plains, NY  10606
                     Attention: Bruce S. Klein, Senior Vice President Telecopier No.: (914) 289-1909

                     and

                     E. Ann Gill, Esq.
                     Dewey Ballantine LLP
                     1301 Avenue of the Americas
                     New York, New York 10019
                     Telecopy No.: (212) 259-6333

Any such notice, request, demand or other communication hereunder shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, at the time of sending thereof, (b) if sent by confirmed telegraph, telex or facsimile transmission, at the time of the dispatch thereof, and (c) if sent by registered or certified first class mail, postage prepaid, upon mailing.

            Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

            Section 9.07 Headings. The headings of the articles, sections and paragraphs contained in this Agreement are inserted for convenience of reference only and in no way modify the meanings of such articles, sections and paragraphs.

            Section 9.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

            Section 9.09 Entire Agreement. This Agreement and the other agreements referred to herein and entered into in connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof including all such agreements, arrangements and understandings between Seller, Shareholders, Buyer and Sage.

            Section 9.10 Waiver; Amendment; Modification. The parties may, by written agreement (a) extend the time for the performance of any of the obligations or other acts of the parties hereto or (b) waive any inaccuracies or breaches in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended or modified only by a written agreement executed by the parties hereto or by their successors and assigns.

            Section 9.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, if the duration or geographic extent of, or business activity covered by, any provision of this Agreement shall be in excess of that which is enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

                                       SAGE NETWORKS ACQUISITION CORP.,  as
                                       Buyer

                                       By: /s/ Leonard J. Fassler
                                           -------------------------------------
                                           Leonard J. Fassler
                                           President


                                       SAGE NETWORKS, INC.

                                       By: /s/ Leonard J. Fassler
                                           -------------------------------------
                                           Leonard J. Fassler
                                           Co-Chairman


                                       INTERLIANT, INC.,
                                          as Seller

                                       By: /s/ James M. Lidestri
                                           -------------------------------------
                                           James M. Lidestri
                                           President and Chief Executive Officer

                                       /s/ Mathew Wolf
                                       -----------------------------------------
                                       Mathew Wolf

                                       Ann Weltchek Wolf 1995 Marital Trust
                                       dated May 24, 1995

                                       /s/ Erving Wolf
                                       -----------------------------------------
                                       By: Erving Wolf, as Trustee


                                       Mathew D. Wolf Children's Trust
                                       dated May 24, 1995

                                       /s/ Erving Wolf
                                       -----------------------------------------
                                       By:  Erving Wolf , as Trustee

                                       /s/ Michael August
                                       -----------------------------------------
                                       Michael August

                                                                    Attachment A

                                   DEFINITIONS

            "Agreement" shall mean this Asset Purchase Agreement.

            "Agreement to Deliver Shares" shall mean the Agreement to Deliver Shares among Sage, Buyer and Seller dated the Closing Date.

            "Assigned Agreements" shall mean the Leases and all other business agreements, leases, contracts, purchase orders, documents and instruments of the Seller, which relate to the Business of Seller and any renewals, extensions, amendments or modifications thereof, Seller's membership interest in TitleLink, L.L.C. and any additional agreements, leases, contracts, documents and instruments which are made or entered into by Seller in the ordinary course of business or with the prior written approval of the Buyer between the date of this Agreement and the Closing Date, but only as and to the extent such renewals, extensions, amendments, or modifications thereof, and any additional agreements, leases contracts, documents and instruments, pertain to and are used in the operation of the business of Seller as of the Closing Date. Notwithstanding the foregoing, "Assigned Agreements" shall not include Excluded Assets.

            "Assignment Agreement" shall mean an assignment and assumption agreement between Buyer and Seller in substantially the form of Exhibit A-1.

            "Assumed Liabilities" shall be limited to (a) those payments due in the ordinary course of the Business and (b) those claims, liabilities and obligations of Seller relating to the Business of Seller becoming due or arising after the Closing Date, and in the case of each of (a) and (b) as (i) set forth on the Exhibits hereto, (ii) set forth on the Seller's audited financial statements as at December 31, 1998, (iii) incurred in the ordinary course of business since December 31, 1998 or (iv) included in or arising under the Assigned Agreements, other than:

            (a) Claims, liabilities and obligations of Seller or Shareholders under this Agreement;

            (b) Claims, liabilities and obligations of Seller or Shareholders in respect of Taxes and in respect of any violations of Environmental Laws;

            (c) Claims, liabilities and obligations of Seller or Shareholders in respect of litigation disclosed in Exhibit 5.01(e); provided that up to $9,000 of settlement costs and out of pocket legal fees and expenses in connection with the JDA litigation described on Exhibit 5.01(e) shall be Assumed Liabilities;

            (d) Fees and expenses of Seller or Shareholders in connection with the negotiation of or consummation of the transactions contemplated by this Agreement except (i) costs relating to Seller's audited financial statements delivered pursuant to Section 5.01(i) and
                  (ii) the payment by Seller of counsel to the executive officers of Seller to the extent provided in Section 9.01 shall be Assumed Liabilities; and

            (e) Claims, liabilities and obligations of Seller under any Employee Benefit Plans (other than accrued vacation and sick pay) to the extent not reserved on the Seller's balance sheet at the Closing Date.

            "Business" shall mean the business of Seller conducted by Seller on and prior to the Closing Date.

            "Cash" shall mean all cash, cash equivalents, restricted cash, security deposits and other cash on hand at the offices of Seller at the opening of business on the Closing Date excluding (i) the Cash Consideration and (ii) any cash received from Michael August with respect to the exercise of his Seller stock options.

            "Claim" shall have the meaning set forth in Section 8.03(d).

            "Closing" shall have the meaning provided in Section 4.01 of the Agreement.

            "Closing Date" shall have the meaning provided in Section 4.01 of the Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

            "Common Stock" shall mean the common stock, $.01 par value per share, of Sage.

            "Company Personnel" shall mean current or former Employees, officers, directors, or consultants of Seller.

            "Conversion Ratio" shall have the meaning provided in Section 8.08.

            "Customer" shall have the meaning provided in Section 5.01(q)(ii).

            "Customer Data" shall mean Seller's lists of customers and clients and all records, whether in a written, electronic or other format, regarding such customers and clients.

            "Diluted Capital" shall mean the sum of the number of shares of Common Stock (i) issued and outstanding immediately following the Closing, (ii) issuable upon conversion of the Preferred Stock and (iii) issuable upon exercise of the Sage Options. "Diluted Capital" shall not include shares of Common Stock issuable upon exercise or


                                    ATT-A-2
conversion of any warrants, convertible securities, options or similar securities issued by Sage, other than the Preferred Stock and the Sage Options.

            "Employee Benefit Plans" shall mean all pension, annuity, retirement, stock option, stock purchase, savings, profit sharing or deferred compensation plans, or agreements, and any retainer, consultant, bonus, group insurance, welfare, health and disability plan, fringe benefit or other incentive or benefit contract, plan, arrangement or commitment applicable to Company Personnel (other than regular salary and bonus arrangements).

            "Employees" shall mean all full and part time employees working in the Business.

            "Employment Agreement" shall mean an agreement between Sage and each of the persons listed on Exhibit 6.01(j) substantially in the form set forth as Exhibit A-2.

            "Employment Contracts" shall mean all employment contracts, consulting agreements and collective bargaining agreements with respect to employees of Seller.

            "Encumbrance" shall mean any mortgage, claim, lien, pledge, option, charge, security interest or other similar interest.

            "Environmental Laws" shall mean all federal, state or local judgments, decrees, orders, laws, licenses, ordinances, rules or regulations pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (42 U.S.C. ss. 1801 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.) ("SARA"), the Federal Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Deposit" shall mean the escrow deposit made in accordance with Section 8.09 hereof.

            "Excluded Assets" shall mean:

            (i) Seller's rights under this Agreement or any other agreement or document delivered to or received by Seller in connection herewith;

            (ii) all corporate records of Seller, including all minutes books and other records of corporate proceedings and ownership of Seller;


                                    ATT-A-3

            (iii) all tax returns and related worksheets and supporting materials of Seller;

            (iv) any Interests not sold, assigned, transferred or conveyed or deemed to have been sold, assigned, transferred or conveyed pursuant to
      Section 8.02;

            (v) any automobiles used for personal use;

            (vi) any receivable or note payable from any Shareholder;

            (vii) any claims against Shareholders, directors and employees of Seller;

            (viii) all insurance policies of the Seller; and

            (ix) any assets listed on Exhibit Def-1.

            "Fair Market Value", when used with respect to the Common Stock, shall be determined as follows:

            (w) if issued in the IPO, the public offering price per share of Common Stock in connection with the IPO as set forth on the cover page of the Prospectus for such IPO;

            (x) if traded on a securities exchange or on the NASDAQ Stock Market, the fair market value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the twenty business day period ending three (3) business days prior to the date of determination;

            (y) if actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid prices over the twenty business day period ending three (3) business days prior to the date of determination; and

            (z) if there is no active public market, the value shall be the fair market value thereof as (I) determined by the terms of an agreement to sell shares of Common Stock for cash or publicly traded securities to a third party on an arms length basis or (II) if there is no such agreement, as mutually determined by Sage and the Seller (or, if the Seller has assigned all of its rights and interest in the Agreement to Deliver Shares, not less than a majority in interest of the permitted assignees of the Agreement to Deliver Shares), provided that if Sage and the Seller (or such assignees) are unable to reach agreement, then by independent appraisal by PriceWaterhouseCoopers LLC or such other nationally recognized accounting firm other than the accounting firms used by Sage and Seller selected by Seller (or, if the Seller has assigned all of its rights and interest in the Agreement to Deliver Shares, not less than a majority in interest of the permitted assignees of the Agreement to Deliver Shares), but reasonably acceptable to Sage.


                                    ATT-A-4

            "Fixed Assets" shall mean the fixtures, equipment, leasehold improvements, security systems, telephone systems, display stands, computers, furniture, parts and accessories and similar assets located at the Sites or at holding areas for the Sites and all infrastructure assets used in the operation of the Business wherever located, in each case, to the extent owned, leased, licensed or otherwise used of right by the Seller.

            "GAAP" shall mean generally accepted accounting principles, as presently in effect in the United States.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

            "Hazardous Material" shall mean any and all hazardous wastes, that in any physical state, might represent danger to the environmental balance because of their corrosive, toxic, venomous, reactive, explosive, flammable, biological or irritate conditions, such as: (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or is reasonably likely to become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyl, and radon gas; (b) any chemicals, materials, substances or wastes which are now or hereafter become refined as or included in the definition of "hazardous substances", "hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any applicable Environmental Laws; and (c) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Environmental Law or by any federal, state or municipal authority.

            "Intangibles" shall mean the Intellectual Properties, all business opportunities of the Seller relative to the Business, all good will of the Business as a going concern and all other general intangibles of Seller used in the Business.

            "Intellectual Properties" shall mean to the extent that the following items are owned in whole or in part or licensed by Seller and used in the Business as of the date of this Agreement all patents of any description and pending applications therefor, all registrations of trademarks and of other marks, all registrations of trade names, assumed names, service names, service marks, logos, designs, formulation, labels or other trade rights, all pending applications for any such registrations, all copyright registrations and pending applications therefor, all other copyrights, trademarks and other marks and trade rights, trade names assumed names, service names, service marks, logos, slogans, designs, formulations, non-governmental licenses, computer programs and control panels, surcharge calculators, data bases and software documentation, all know-how, trade secrets, technology or processes, research and development and all other inventions and designs, whether or not patentable, all telephone numbers, fax numbers, WEB Sites, Internet Domain Addresses, email addresses, parked Internet Domain Addresses.

            "Interests" shall have the meaning provided in Section 8.02(a) of the Agreement.


                                    ATT-A-5

            "IPO" shall mean the initial public offering of Common Stock by Sage.

            "IRS" shall mean the Internal Revenue Service.

            "Knowledge" when used with respect to the Seller shall mean the actual knowledge of James Lidestri, Edward Cavazos, and Paul Chollett and after reasonable inquiry, including, without limitation, inquiry of Kristian Nelson, when used with respect to Sage and Buyer shall mean the actual knowledge of Leonard J. Fassler, Bradley A. Feld, Francis J. Alfano and Bruce S. Klein after reasonable inquiry; and when used with respect to the Shareholders shall mean the actual knowledge of Mathew Wolf after reasonable inquiry.

            "Lease" shall mean each of the real property leases listed on
Exhibit 5.01(d)(i).

            "Licensed Software" shall have the meaning provided in Section 5.01(a)(i) of the Agreement.

            "Liquidity Event" shall mean the earliest to occur of (i) the IPO,
(ii) a sale of all or substantially all of the assets of Sage or (iii) a merger or consolidation of Sage (including a triangular merger involving any subsidiary thereof) with or into any other entity (other than a merger or consolidation in which shares of Sage's voting capital stock outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than fifty percent (50%) of the surviving entity's voting capital interests after such consolidation or merger) or a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d- 5(b)(1) of the Securities Exchange Act of 1934, as amended), acquires beneficial ownership (as determined in accordance with Rule 13d-3 of such Act) of more than 50% of the voting power of Sage; provided, however, that any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of Sage or (2) a merger of Sage with or into a wholly-owned subsidiary of Sage that is incorporated in the United States of America shall not constitute a "Liquidity Event".

            "Option Agreements" shall mean the option agreements delivered by the Sage to the employees and in the amounts listed on Exhibit A-4.

            "Other Property" shall mean the Customer Data and Cash.

            "Preferred Stock" shall mean Sage's Series A Convertible Preferred Stock, $.01 par value per share.

            "Purchase Price" shall have the meaning provided in Section 3.01(a).

            "Purchase Price Shares" shall mean the aggregate amount of the Share Consideration and the additional shares, if any, delivered pursuant to Section 3.01(b).

            "Purchased Assets" shall mean the Intangibles, Receivables, Fixed Assets, Other Property, the rights under the Assigned Agreements and all other assets set forth or


                                    ATT-A-6
which should, in accordance with GAAP, be set forth on a balance sheet of Seller as of the Closing Date; provided, however, that Purchased Assets shall not include (i) Excluded Assets and (ii) Employee Benefit Plans.

            "Receivables" shall mean all of Seller's outstanding accounts receivable arising from the lease or sale of goods or for services rendered in the Business, including receivables relating to contra-payable balances in the payable accounts of Seller and receivables attributable to manufacturers' and other vendors' reimbursement policies, but shall not include receivables due from Employees or Shareholders.

            "Returns" shall have the meaning provided in Section 5.01(k) of the Agreement.

            "Revenue" shall mean, with respect to any person for any period, the revenue of such person for such period, all computed and calculated in accordance with GAAP.

            "Sage Options" shall have the meaning provided in Section 8.08.

            "SEC" shall mean the Securities and Exchange Commission.

            "Seller Option" shall have the meaning provided in Section 8.08.

            "Seller Plan" shall have the meaning provided in Section 8.08.

            "Share Consideration" shall have the meaning provided in the Agreement to Deliver Shares.

            "Shareholders Agreement" shall mean the Shareholders Agreement executed by Sage, the Distributees, Broadview Holdings LLP, the holders of the Sage Options and certain other substantial holders of Common Stock substantially in the form attached as Exhibit A-3.

            "Sites" shall mean each of the properties subject to the Leases.

            "Subscription Agreement" shall mean the Subscription Agreement executed by the Seller and each Shareholder that is issued all or any portion of
(i) the Share Consideration, (ii) shares delivered pursuant to Section 3.01(b) of the Purchase Agreement and (iii) the Unconverted Option Shares.

            "Survival Period" shall have the meaning provided in Section 8.03(a) of the Agreement.

            "Tax" or "Taxes", with respect to any person, shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever,


                                    ATT-A-7
together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon such person or any affiliate thereof.

            "Trademark Assignment" shall have the meaning provided in Section 7.01(e).

            "Transaction Documents" shall mean collectively, this Agreement, the Agreement to Deliver Shares, the Shareholders Agreement, the Option Agreements, the Subscription Agreements, the Employment Agreements, the Assignment Agreement and the Trademark Assignment.

            "Unconverted Option Shares" shall have the meaning set forth in
Section 8.10(b).

            "Wolf Notes" shall mean the notes of Seller issued to Erving Wolf and Mathew Wolf each dated the Closing Date, in the aggregate principal amount of $16,000,000.


                                    ATT-A-8

                                                                    Attachment B

                              LIST OF SHAREHOLDERS

Name                                     Address
----                                     -------

MATHEW WOLF                              1001 Fannin Street, Suite 2000
                                         Houston, Texas 77002

ANN WELTCHEK                             1001 Fannin Street, Suite 2000
WOLF 1995                                Houston, Texas 77002
MARITAL TRUST

MATHEW D. WOLF                           1001 Fannin Street, Suite 2000
CHILDREN'S TRUST                         Houston, Texas 77002

MICHAEL AUGUST                           1001 Fannin Street, Suite 2000
                                         Houston, Texas 77002


                                    ATT-B-1

                                                                     EXHIBIT A-1

            THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of March 10, 1999 between INTERLIANT, INC., a Texas corporation ("Seller"), and SAGE NETWORKS ACQUISITION CORP., a Delaware corporation ("Buyer").

                              W I T N E S S E T H :

            WHEREAS, Buyer, Sage Networks, Inc, Seller and certain shareholders of Seller have entered into that certain Agreement to Purchase Assets and Deliver Shares dated March 8, 1999 (the "Purchase Agreement") providing, among other things, for the sale by Seller to Buyer of the Purchased Assets;

            WHEREAS, Seller is entering into this Assignment and Assumption Agreement for the purpose of assigning and transferring to Buyer all of its rights, liabilities and obligations to be transferred by Seller pursuant to the Purchase Agreement; and

            WHEREAS, Buyer is executing and delivering this Assignment and Assumption Agreement for the purpose of assuming Seller's liabilities and obligations to be assumed by Buyer pursuant to the Purchase Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

            Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

            Section 2. Assignment. Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, assign, convey, transfer and deliver to Buyer all of Seller's right, title and interest in, to or under the Purchased Assets.

            Section 3. Assumption. Buyer accepts such assignment and hereby absolutely and irrevocably undertakes, assumes and agrees to perform, pay, satisfy or discharge when due, and to be solely responsible for all Assumed Liabilities.

            Section 4. Binding Agreement; Amendments. This Assignment and Assumption Agreement shall be binding on Seller and Buyer and their respective heirs, distributees, executors, and legal representatives, successors and assigns. This Assignment and Assumption Agreement may not be modified except by an instrument in writing which is signed by both parties.

            Section 5. Governing Law. This Assignment and Assumption Agreement shall be construed and enforced in accordance with the laws of the State of New York.

            Section 6. Further Assurances. Seller hereby covenants and agrees that, from time to time at Buyer's request after the delivery of this Assignment and Assumption Agreement and without further consideration, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and any such further acts, conveyances, transfers, assignments, powers of attorney, instruments and assurances as may be reasonably required to more effectively grant, convey, assign, transfer and set over to and vest in Buyer any and all of the Purchased Assets.

            Section 7. Other Agreements Prevail. Seller and Buyer each hereby acknowledges and agrees that neither the representations and warranties nor the rights or remedies of any party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

            Section 8. Counterparts. This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

            Section 9. Evidence. The parties agree that a copy of this Agreement may be submitted to third parties as evidence of the assignment by Seller of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities.


                                   Exh. A-1-2

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the date and year first above written.

                                       INTERLIANT, INC.

                                       By: /s/ James M. Lidestri
                                           -------------------------------------
                                           James M. Lidestri
                                           President and Chief Executive Officer


                                       SAGE NETWORKS ACQUISITION CORP.

                                       By: /s/ Leonard J. Fassler
                                           -------------------------------------
                                           Leonard J. Fassler
                                           President


                                   Exh. A-1-3

STATE OF NEW YORK   }
                    } ss:
COUNTY OF NEW YORK  }

            Before me, the undersigned, a Notary Public of the State of New York, personally appeared Leonard J. Fassler, who, having been sworn by me according to law did depose and say he was the President of Sage Networks Acquisition Corp., a Delaware corporation, and did acknowledge the execution of the foregoing Assignment and Assumption Agreement on behalf of Sage Networks Acquisition Corp.

            WITNESS my hand and notarial seal this 10th day of March, 1999.

                                                  /s/ Katherine M. Scovin
                                                  ------------------------------
                                                  (Written Signature)

                                                  Katherine M. Scovin
                                                  ------------------------------
                                                  (Printed Signature)

STATE OF ______________}
                       } ss:
COUNTY OF ____________ }

            Before me, the undersigned, a Notary Public of the State of ___________, personally appeared James M. Lidestri, having been sworn by me according to law did depose and say he was the President and Chief Executive Officer of Interliant, Inc. (the "Company") and did acknowledge the execution of the foregoing Assignment and Assumption Agreement on behalf of said Company.

            WITNESS my hand and notarial seal this 10th day of March, 1999.

                                                  /s/ Katherine M. Scovin
                                                  ------------------------------
                                                  (Written Signature)

                                                  Katherine M. Scovin
                                                  ------------------------------
                                                  (Printed Signature)

                                                                     EXHIBIT A-2